Exhibit XIII

European Investment Bank Group Risk Management Disclosure Report 2016

European Investment Bank Group Risk Management Disclosure Report 2016 The information presented in the EIB Group Risk Management Disclosure Report has not been subject to external audit.

Table of Contents 1. Overview of EIB Group 4 1.1. EIB 4 1.2. EIF 5 2. Executive summary 7 2.1. Key risk metrics dashboard at 31.12.2016 7 2.2. Capital adequacy 8 2.3. Liquidity 10 3. Introduction 11 3.1. Purpose 11 3.2. Scope of application 11 3.3. Disclosure criteria 11 3.4. Declaration on adequacy of risk management information provided 11 3.5. Overview of the report 12 4. Risk governance 13 4.1. Risk management organisation 13 4.2. Risk management framework 14 4.3. Risk Appetite Framework of the Bank 17 4.4. Risk management operational guidelines and processes 19 4.4.1. Credit risk 19 4.4.2. Financial risk and ALM 27 4.4.3. Operational risk 32 5. Capital adequacy and risk weighted assets 34 5.1. Capital management 34 5.2. Own funds 34 5.3. Regulatory capital 36 5.4. Leverage ratio 37 5.5. Countercyclical buffer and G-SII indicators 39 6. Credit Risk 41 6.1. Portfolio composition 41 6.2. Credit risk mitigation 52 6.3. Standardised approach 54 6.4. Internal Ratings Based approach 55

7. Counterparty credit risk 65 7.1. Counterparty credit risk management 65 7.2. Quantitative disclosure 66 8. Securitisation 69 8.1. Securitisation management 69 8.2. Quantitative disclosure 73 9. Non-traded market risk 76 9.1. Interest rate risk in the banking book 77 9.2. Equity exposure in the banking book 79 10. Liquidity risk 82 10.1 Liquidity risk management 82 10.2 Liquidity coverage ratio 83 10.3 Net stable funding ratio 83 10.4 Asset encumbrance 83 11. Operational risk 86 11.1. Quantitative disclosure 87 12. Remuneration policy 88 13. Appendix 89 13.1. Appendix I - Risk terminology 89 13.2. Appendix II - Abbreviations 91 13.3. Appendix III - List of figures 92 13.4. Appendix IV - List of tables 92 13.5. Appendix V - Reconciliation with financial statements 94

1. Overview of EIB Group The EIB Group (also ‘the Group’) consists in essence of the European Investment Bank (‘EIB’ or ‘the Bank’) and the European Investment Fund (‘EIF’ or ‘the Fund’)1. 1.1. EIB The European Investment Bank was created by the Treaty of Rome in 1958 as the long term lending institution of the European Union (‘EU’). As per its Statute, the mission of the Bank is to contribute towards the integration, balanced development and economic and social cohesion of the EU Member States (‘MS’). To achieve this, the EIB raises substantial volumes of funds on the capital markets and lends these funds on favourable terms to projects furthering EU policy objectives. Due to the particular nature of the EIB, its mission and its shareholder structure, there are a number of important aspects that differentiate EIB from commercial banks: Governance Under its Statutes the EIB is governed by a three tier structure: the Board of Governors, the Board of Directors and the Management Committee. Supervision The EIB is principally not subject to prudential supervision. In fulfilling its mission EIB aims to comply with best banking practice applicable to it, which is based on relevant EU banking directives. This aspect has been retained in the Bank’s Rules of Procedure, specifying that the Audit Committee shall verify that the activities of the Bank conform to best banking practice applicable to it. Public-policy driven, operating on a non-profit-making basis The EIB differs considerably from commercial banks in that its activity is driven by public policy objectives and it operates on a non-profit-making basis, as specified in Article 309 of the Treaty on the Functioning of the European Union (‘TFEU’). As such, the Bank does not have a specific target for return on equity, but rather aims at generating an income that shall enable it to meet its obligations, to cover its expenses and risks and to build up a reserve fund. Taxation The EIB is not subject to national taxation and benefits from the provisions of the Protocol on Privileges and Immunities annexed to the TFEU (Protocol n. 7). Preferred creditor status As a Multilateral Development Bank (MDB), the Bank is deemed to benefit from the so-called “preferred creditor status”, which common practice associates with a preferential treatment of MDBs in case of a sovereign default. 1 The Bank also consolidates the financial statements of the EU Microfinance FCP (EUMPF) since the 01 January 2015. The Bank holds 55.56% of the total committed units of the EUMPF amounting to EUR 180 million.

Financial protection The principle of supremacy of EU law and the principle that the property of the EIB shall be exempt from all forms of requisition and expropriation, as enshrined in the EIB Statute, are deemed to guarantee a full recovery of the EU Sovereign Exposures on maturity. This financial protection and the benefit of the preferred creditor status result in zero loss or risk from Member States sovereign exposure or guarantees. However, similarly to other creditors, the EIB is bound by the majority decision based on collective action clauses included in debt instruments issued by EU Sovereigns. Mandate business The EIB originates business on its own risk, and to a lesser extent through a risk sharing mechanism by which a third party – the Mandator (European Commission or EU Member States) – provides credit enhancement to the EIB or on behalf of third parties at their own risk. Shareholder structure EIB’s shareholders comprise all EU Member States which in addition to paid-in capital also commit themselves to provide additional capital to such extent as may be required for the Bank to meet its obligations, upon the request of EIB (callable capital). Accounting standards The EIB uses the EU Accounting Directives for its stand-alone statutory accounts and the International Financial Reporting Standards (‘IFRS’) as adopted by the EU for its consolidated financial statements. Since 2009 a second set of consolidated financial statements is also produced under the EU Accounting Directives. 1.2. EIF The EIF was established in 1994 on the basis of Article 28 of the Statute of the EIB, by decision of the Board of Governors of the EIB, with legal personality and financial autonomy. The European Investment Fund is a specialist provider of risk finance to small and medium-sized enterprises (‘SMEs’). The EIF develops and implements equity and debt financial instruments which respond to the current financing needs of European businesses. Similarly to the EIB, there are a number of important aspects that differentiate EIF from commercial actors: Governance Under its Statutes the EIF is also governed by a three layers structure: the General Meeting, the Board of Directors and the Chief Executive. Supervision The EIF is principally not subject to prudential supervision, but aims to comply with best market practice, to enable compliance with relevant best banking practice applicable to it at Group level for the purposes of prudential consolidation. The EIF Audit Board, which is appointed by the General Meeting, is responsible for the annual audit of EIF accounts according to Article 22 of the Statutes. Public-policy driven organisation The EIF differs from commercial actors in that its task is to contribute to the objectives of the European Union. The level of remuneration or other income sought by the EIF shall be determined in such a way as to reflect risks incurred, cover operating expenses, establish necessary reserves and generate an appropriate return on its resources. Taxation The EIF is not subject to national taxation and benefits of the Protocol on Privileges and Immunities of the European Union annexed to the TFEU (Protocol n. 7). Preferred creditor status The EIF is considered to be an MDB. As such the EIF is deemed to benefit from a so-called “preferred creditor status”, which common practice associates with a preferential treatment of MDBs in case of a sovereign default. Financial protection The EIF benefits of certain provisions constituting additional protection to its creditor position. Article 36 of the EIF’s Statutes clarifies that the protocol on Privileges and Immunities of the European Union shall also apply to the EIF. This Protocol provides that property and assets shall not be subject to any administrative or legal measure of constraint without the authorization of the Court of Justice of the European Union. Mandate business EIF finances part of its operations out of its own resources. In addition, EIF may accept the task of administering resources entrusted to it by third parties (Mandates). The majority of EIF operations are currently funded under Mandates governed by specific Mandate agreements. Under such Mandates, EIF deploys financial instruments in the form of cash investments, guarantees or other form of credit enhancement. Shareholder structure EIF’s shareholders comprise the EIB (60%), the European Union (28%), as well as financial institutions shareholders. EIF’s members have committed themselves to provide additional capital (up to 80% of the par value of each share – callable capital) in addition to paid-in capital upon request by the EIF General Meeting and to the extent required for the EIF to meet its liabilities towards its creditors. Accounting standards The EIF financial statements are prepared in accordance with International Financial Reporting Standards as adopted by the EU.

2. Executive summary In performing its activities, the EIB Group follows a conservative risk management framework. The Group adapts regularly its risk management policies and practices to the market conditions and best industry practice. To this extent, the Group publishes its second Risk Management Disclosure report, designed to provide further information about the approach the Group takes to managing risk and assessing its capital adequacy. The EIB Group does not fall within the scope of application of the Capital Requirements Directive and Regulation (‘CRD IV’ and ‘CRR’ or ‘CRD IV/CRR package’), which is the EU legal framework implementing Basel III rules, and is therefore not legally obliged to meet the requirements of the Directive and Regulation. However, the EIB Group aims to comply with relevant EU banking rules and best banking practice applicable to it under the control of its Audit Committee. 2.1. Key risk metrics dashboard at 31.12.2016 Capital adequacy (CET1) ratio 24.6% 2015: 22.8% Total risk weighted assets €232,684m 2015: €244,041m Regulatory own funds (CET1) €57,154m 2015: €55,608m Total credit risk exposure2 €714,737m 2015: €697,992m CRR Leverage ratio 8.0% 2015: 8.0% Liquidity coverage ratio (EIB stand-alone) 199% 2015: 187% Pool of high quality liquid assets (EIB stand-alone) €47,589m 2015: €47,217m 2 Exposure as used in the CRD IV Leverage ratio calculation

2.2. Capital adequacy Capital adequacy ratio (CET1) As at 31 December 2016, the Group’s common equity tier 1 (‘CET1’) capital ratio stood at 24.6%, up from 22.8% at the end of 2015. The ratio’s increase was driven by both a steady growth in regulatory own funds and a decrease of risk weighted assets due to an improvement of the risk profile of the stock, which were only partly offset by the additional riskiness of new business and the growth in size of the Group’s portfolio. 2016 24.6% 2015 22.8% Regulatory (CET1) own funds EUR millions 2016 57,154 2015 55,608 EIB Group holds CET1 capital of EUR 57.2bn, net of applicable CRR adjustments. While profit for the financial year was high in 2016 at EUR 2.9bn, its positive impact on the Group’s own funds is partially concealed by the increase in regulatory adjustments. Total RWA The Group’s total risk weighted assets (‘RWA’) of EUR 232.7bn comprise credit risk (EUR 218.1bn), counterparty credit risk (EUR 12.0bn) and operational risk (EUR 2.6bn). The decrease in credit risk RWA was driven by the improved risk profile of the stock of loans that benefited from the updates to the regulatory capital requirements calculation. The counterparty credit risk also decreased year on year while Operational risk remained stable. EUR millions 2016 232,684 2015 244,041

Credit & counterparty risk exposure and RWA Other exposures EIF 1.2% Other 0.4% Mandates 1.9% Securitisations 2.2% EIB’s loan portfolio by IRB exposure class Institutions 32.7% Sovereign 18.7% Corporates 18.6% Credit & Counterparty risk EAD % of total, 2016 Other 5.7% Equity 1.6% SFTs and Derivatives 12.6% Treasury 10.1% Loans 70.0% The loan portfolio represents 70% of the total credit and counterparty risk exposure of the Group. The portfolio composition has remained relatively stable over time. Loans are also the main component of the total credit risk RWA of the Group. Loans to institutions (financial and public sectors) and to corporates each represent approximately more than a third of the total credit risk RWA. Sovereign3 exposures, while significant by volume, represent only a small fraction of RWA. Other exposures Other 0.7% EIF 1.2% Mandates 0.4% Securitisations 1.0% EIB’s loan portfolio by IRB exposure class Institutions 41.5% Corporates 37.2% Sovereign 0.8% Credit & Counterparty risk RWA % of total, 2016 Other 3.3% Equity 10.9% SFTs and Derivatives 2.6% Treasury 3.7% Loans 79.5% Geographical split of EAD 2016 EAD % of total Non EU 6.4% Other EU 14.4% Austria 2.7% Greece 2.8% Portugal 3.2% Netherlands 3.5% Luxembourg 5.2% Poland 6.3% United Kingdom 7.9% Germany 9.2% France 11.5% Italy 11.4% Spain 15.5% In line with its mission, the majority of the Group’s operations are located in the EU. More details on the geographical split can be found in Chapter 6 of this report. 3 Sovereign exposure refers to exposures to central governments and central banks under the IRB classification

CRD IV leverage ratio EIB Group’s CRD IV Leverage ratio % 9.0% 8.0% 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 2016 8.0% 2015 8.0% Minimum requirement of 3% The Group’s CRD IV leverage ratio stands at 8.0%, well above the regulatory minimum of 3%. The leverage ratio remained stable. The increase in the exposure was offset by the increase in the regulatory own funds. The Group calculates 99% of its RWA under advanced regulatory calculation approaches. The Group is committed to ensuring that its internal models are fully aligned with the requirements of the CRR. 2.3. Liquidity The average capital in 2016 amounted to EUR 56.4bn (2015: EUR 46.1bn). The EIB achieved a total liquidity ratio4 of 74.7% at end-2016 (end-2015: 60.0%) of the forecast annual net cash outflows. At end of 2016, the Group’s total treasury assets amounted to EUR 84.7bn (2015: EUR 79.4bn). EIB is an eligible counterparty in the Eurosystem monetary policy operations. As such, EIB has access to ECB’s refinancing operations. 4 This liquidity ratio is defined as the ratio of the total net treasury to the next 12 months’ projected net cash outflows.

3. Introduction 3.1. Purpose The EIB Group Risk Management Disclosure report is designed to provide further information about the approaches the EIB Group takes to managing risk and assessing capital adequacy. The report follows the principles set out in CRD IV/CRR package on public disclosure and related Pillar 3 disclosure requirements. Additional relevant information may be found in the EIB 2016 Financial Report, which includes the EIB statutory financial statements under EU Accounting Directives and EIB Group consolidated financial statements under EU Accounting Directives and IFRS. The Risk Management Disclosure Report should be read in conjunction with the EIB Group Consolidated Financial Statements under EU Accounting Directives. 3.2. Scope of application The institutions included in the EIB Group for prudential consolidation are the European Investment Bank and the European Investment Fund, which is fully consolidated. Disclosures of the European Investment Fund’s risk taking activities and management processes are presented proportionally to the low risk materiality of the Fund within the EIB Group or are omitted where the risk is considered not material (on the basis of Article 432 of the CRR). 3.3. Disclosure criteria In addition to following the principle set out in the CRD IV and CRR this report considers recommendations of other documents and guidelines on improving transparency of disclosures beyond Pillar 3. These documents and guidelines include the Standards Document from the Basel Committee of Banking Supervision (‘BCBS’) on Pillar 3 disclosure requirements (BCBS d309), on which most quantitative disclosures will be based, a report on ‘Enhancing the Risk Disclosures of Banks’ and the related progress reports issued by the Enhanced Disclosure Task Force (‘EDTF’), as well as opinions, reports and technical standards of the European Banking Authority (‘EBA’). 3.4. Declaration on adequacy of risk management information provided The information contained in this report is verified internally and no material misstatements are noted in terms of the reasonableness of quantitative and qualitative information. The quantitative information in this report, as well as the underlying data, has been reconciled to the Financial Report where possible. Note however that some measures presented in this report differ significantly from the financial statements in terms of methodology, e.g. exposure at default as opposed to book value of a loan. Therefore, comparing the risk measures of this report to accounting measures in the financial statements is not always relevant and meaningful.

3.5. Overview of the report Chapter 4 provides a summary of the Group’s risk governance and management. It includes the main features of the Group’s operational plan, risk management organisation, risk appetite framework, and risk management operational guidelines. Chapter 5 contains: the Group’s capital adequacy and risk-weighted assets (RWA) break-down. Both CRR and BCBS d309 emphasise a clear linkage between the Financial Statements and the composition of regulatory capital. For that purpose the ‘Own funds disclosure template’ of the Commission Implementing Regulation (EU) No 1423/2013 on own funds disclosure requirements was utilised. From Chapter 6 onwards, the Report provides information about the risks the EIB Group is exposed to, and the principles of how these risks are managed, measured and how the respective RWA amounts are calculated. The information contained in Chapters 7 and 8 follows the recommendation of BCBS d309 to present credit risk arising from derivatives and from securitisations separately. The majority of the quantitative information provided in these chapters follows the BCBS d309 draft disclosure templates. Chapter 9 provides mainly qualitative information on non-traded market risk. As neither the Bank, nor the Fund has a trading book, all market risk of the Group is classified as non-traded market risk (also referred to as market risk in the banking book). Under the Basel framework there is no requirement to hold capital for this type of risk. Chapter 10 presents liquidity risk. The information provided is primarily based on the recommendations of the EDTF and liquidity risk disclosures of other banks. The Basel III framework proposed significant enhancements to liquidity risk management, which include the Liquidity Coverage Ratio (‘LCR’) and the Net Stable Funding Ratio (‘NSFR’). The LCR will be phased in until 2019, while the NSFR is expected to be binding from January 2019. The Group follows these developments closely and will disclose additional information on these ratios as they come into force. Chapter 11 provides an overview of internal models, reporting and quantitative disclosures on operational risk at the Group. Chapter 12 refers to remuneration disclosures

4. Risk governance This chapter provides an overview of EIB Group’s risk governance and management. 4.1. Risk management organization Within the Bank, the Risk Management Directorate (‘RM’) manages, measures, and monitors all risks the Bank is exposed to other than reputational and compliance risks. The Director General of RM reports to the President, meets regularly with the Audit Committee (‘AC’), and is also responsible for overseeing internal risk reporting to the MC, the Board of Directors (‘BoD’), and the Risk Policy Committee (‘RPC’). The Management Committee (‘MC’) consists of a President and eight Vice-Presidents appointed for a period of six years by the Board of Governors on a proposal from the Board of Directors. The Management Committee is responsible for the current business of the Bank, under the authority of the President and the supervision of the Board of Directors.  The BoD consists of 29 directors (one director nominated by each Member State and one by the European Commission) and 19 alternate directors that are appointed by the Board of Governors for five years. The BoD also includes three non-voting experts as well as three alternate experts. The RPC of the BoD is EIB’s separate risk committee. It gives non-binding opinions and provides recommendations to the Board of Directors in relation to Bank risk policies so as to facilitate the decision-making process of the Board. It meets at least on a quarterly basis. There are three departments within RM (see Figure 4-1): the Financial Risk Department (‘FIN’), the Operations Department (‘OPE’), and the Regulation & EIB Group Risk Management (‘REG’). The structure of RM is set out in Figure 4-1 below. Within the context of EIB’s access to ECB’s liquidity facilities, the Central Bank of Luxembourg (‘BCL’), on behalf of ECB, performs liquidity assessments on EIB periodically, aiming at monitoring its liquidity position and liquidity risk management activities.

Figure 4-1: Organisational structure of the Risk Management Directorate at the EIB RISK MANAGEMENT DIRECTORATE Management & Business Support Division Coordination Division Financial Risk Department ALM & Market Treasury & Liquidity Derivatives Applications & Data Management Operations Department Corporates Public Sector and Financial Institutions Structured Finance & Equity Pricing & Support Regulation & EIB Group Risk Department Regulation and BBP EIB Group Capital & Reporting EIB Group Internal Modeling EIB Group Model Validation The EIF ensures appropriate risk identification and management through its Risk Management department (see Figure 4-2), which is responsible for measuring and managing the main risk types of the Fund and ensuring compliance with best practices. Figure 4-2: Organisational structure of Risk Management at the EIF RISK MANAGEMENT Operations Risk Management Corporate, Finance & Mandate Risk Management Compliance Several internal risk committees support the implementation of the Bank´s risk policies, with the main committees being the Credit Risk Assessment Group (‘CRAG’) and the Asset/Liability Committee (‘ALCO’). 4.2. Risk management framework Risk types This section introduces the Group’s exposure to risks as well as the overall strategies and processes to managing those risks. RM is responsible for managing all types of risk other than reputational and compliance risks. The primary risks arising from the Group’s business operations are: • Credit risk: the risk of loss resulting from client or counterparty default and arising on credit exposure in all forms, including settlement risk;

Market risk: the risk of loss arising from exposure to observable market variables such as interest rates, foreign exchange rates and equity market prices; Liquidity and Funding risk: the risk that the Group is unable to fund assets or meet obligations at a reasonable price or, in extreme situations, at any price; and Operational risk: the potential loss resulting from inadequate or failed internal processes, people and systems or from external events. EIB’s risk profile is different compared to commercial banks in the Eurozone, due to the Group’s specificities as a public owned long term lending institution. EIB concentrates on lending to support the EU policy objectives, which the Bank finances through funds raised on the capital markets. Consequently, most of the Bank’s risk arises from lending operations, the management of liquidity in the treasury portfolios as well as its overall asset-liability management. As a result, the Bank is exposed mainly to credit risk, and to a lesser extent to market risk in the banking book (the EIB does not have a trading book), liquidity risk and operational risk. The Fund is exposed to credit and market risks due to its mandate to support SME finance for startup, growth and development, in line with EU policy objectives as described in the previous section. The Fund is also exposed to operational risk. Risk management principles The oversight of risk at Group level needed for prudential consolidation is performed by the EIB. The EIB Risk Management Directorate coordinates the prudential consolidation of the EIF into the EIB as concerns amongst others the Risk Appetite, ICAAP and Stress Testing Frameworks. The following principles are the fundamental. Best banking practice: the Group strives at the implementation of best banking practice applicable to it. Risk culture: the Group promotes a sound risk-based culture in the performance of its activities. Proactive, adaptive and on-going risk management: the Group continuously identifies, analyses and assesses the risks inherent to its activities, products, funding sources and transactions. Risk appetite framework: efficient risk management is driven by the definition of a Risk Appetite. Specific risk management policies, processes and procedures: the Group sets specific risk management policies, processes and procedures, commensurate with its tasks under the statutes and the activities it develops. The regular management and control of risks are handled separately by each legal entity and, therefore, risk management information presented here and within the remainder of this report distinguishes between the Bank and the Fund where appropriate. The Fund’s Risk Management Department operates in close contact with the European Investment Bank’s Risk Management Directorate, particularly with regards to Group risk exposure relating to Guarantees, Securitisation & Microfinance (‘GSM’) and Private Equity (‘PE’) operations under the Bank’s Risk Capital Resources mandate (‘RCR’) and EIF risk policy matters.

The Group puts emphasis on its codes of conduct as well as a clear segregation of front and back office duties and controls. As a result, the Group follows the principles of the “three lines of defence”: First line: Front office units, responsible for managing risks within the established set of (risk appetite framework) limits and boundaries; Second line: Risk management and compliance functions, responsible for the maintenance and development of the risk management and control framework, providing advice regarding its application, following up on its implementation and ensuring the compliance with respective policies and regulations; Third line: Internal audit, providing an independent review of the risk management practices and internal control framework. 1st Line of Defense Front Office 2nd Line of Defense Risk Management 3rd Line of Defense Audit Reporting and Oversight The Group analyses and monitors risks thoroughly ensuring an adequate level of capital and liquidity at all times. Within the Bank, the Risk Management Directorate is responsible for identifying, assessing, monitoring and reporting risks the Bank is exposed to. A monthly internal risk report provides a detailed view on credit, ALM, and financial risks and is provided to the Management Committee and the Board of Directors. Pillar 2 As a part of best banking practice framework applicable to the EIB, EIB established an Internal Capital Adequacy Assessment Process (‘ICAAP’). EIB’s ICAAP takes into account the Venture Capital exposure that EIF originates on behalf of EIB (i.e. the RCR mandate) and the equity stake in EIF for respective capital measurement purposes. Hence EIB’s ICAAP covers to a large extent risks arising from EIF. Further enhancements regarding inclusion of the Fund in the ICAAP are planned, to promote a group-wide approach in the future. The ICAAP includes the following components: a risk appetite statement, a risk identification process, economic capital allocation, internal limit system and internal risk reporting. Risk Identification and Assessment Process This process is performed by EIB’s RM and results in an ICAAP report, which reflects the key risks based on materiality considerations. The content of this report is based upon self-assessments of each business line. The material risk types are shown below in Table 4-1 with the respective RM department that is responsible for managing the risk.

Table 4-1 Main EIB risk types as of 2016 Main Risk Category Sub Risk Category Scope Risk Management Responsibility Credit Risk Credit default risk (including country and transfer risk) Mainly lending OPE Issuer credit risk Mainly treasury and to a lesser extent lending (loan substitutes) FIN / OPE Counterparty credit risk Derivatives FIN / OPE Credit concentration risk Lending, treasury and derivatives OPE / FIN Market risk in the banking book Interest rate risk All activities FIN FX risk All activities FIN Equity risk Mainly lending FIN Spread risk All activities FIN Liquidity risk All activities FIN Operational risk Operational risk All activities COORD Legal risk All activities COORD The ICAAP Report produced for internal purposes only is submitted to the Management Committee for approval, with copies provided to all Directorates. Upon approval of the Management Committee, the report is submitted to the Audit Committee and the RPC and to the Board of Directors, on the basis of a recommendation of the RPC. Crucial to an ICAAP is the Bank’s measurement of economic capital per risk type, which is done for all material risk types on a regular basis Qualitative and quantitative validation of models underlying quantitative metrics is performed by the model validation unit within RM, which reviews all models included in EIB’s model inventory. The cycle of model validation, the responsibilities and the procedures regarding model changes and model fixings are written and fixed in a model validation policy. 4.3. Risk Appetite Framework of the Bank The Bank defines the concept of risk appetite as the level of risk that it is able and willing to incur in pursuing its activities in the context of its public mission and objectives. The Bank’s risk appetite is articulated in a risk appetite statement, which makes transparent to shareholders, management, and employees the boundaries of the risk profile EIB is willing to assume in the pursuit of its business strategy. Ultimately, risk appetite aims to align the Bank’s risk taking with its business objectives. The Risk Appetite Framework (‘RAF’) considers main building blocks through which risk appetite is set, reported, monitored and revised throughout the Bank. It can be summarised as follows: EIB sets and articulates its overall bank-wide risk appetite (statement) based on the proper identification and assessment of its: Public mission Business strategy and the related risks emanating from pursuing this strategy;

Risk capacity to bear the risks it is exposed to in the pursuit of its objectives. EIB translates its high-level risk appetite in the organisation by the creation of a controllable risk appetite metrics, which are subject to boundaries and - to the extent possible -cascaded further down in the Bank. EIB monitors its actual risk profile against its risk appetite boundaries. Upon any (emerging) breach of these boundaries, designated corrective actions will be taken by the relevant decision bodies within EIB to ensure risk appetite compliance. The RAF covers the major financial risks (credit, liquidity and market risks) that the Bank is exposed to. Work is in progress in parallel to the current RAF to address operational risk and other nonfinancial risk categories (such as reputational risk). In the event of changes to its business strategy, EIB revises its risk appetite statement accordingly. All processes within the RAF (as it is currently in place) are reflected in the governance of the Bank. EIB’s high level risk appetite statement In pursuit of its business strategy the Bank accepts to take on credit, market and liquidity risk up to the level where it remains aligned with the following high level risk appetite statement: The Bank aims to remain compliant with its Statute and public mission The Bank is aspiring to follow best banking practice applicable to it The Bank aims to retain its long-term rating from the major rating agencies, which is a primary pillar of the Bank’s business model The Bank aims for stability of earnings and preservation of the economic value of own funds in order to ensure the self-financing of the Bank’s growth in the long term The Bank does not aim to make profits from speculative exposures to risks. As a consequence, the Bank does not consider its treasury or funding activities as profit-maximising centres and does not engage in trading or arbitrage operations. In compliance with its Statute, the Bank engages only in currency operations directly required to carry out its lending operations or fulfil commitments arising from borrowings or guarantees granted by it. The Bank’s objective is to eliminate foreign exchange risk by reducing net positions per currency through operations on the international foreign exchange markets. The ALM strategy is driven by medium to long term objectives and is not influenced by any short term views on trends in interest rates. EIF’s high level risk appetite statement In pursuit of its business strategy the Fund accepts to take financial and non-financial risk up to the level where it remains aligned with the following high-level Risk Appetite Statement. This Statement represents the long-term view of the risk profile within which the EIF is expected to operate. EIF provides cover of financial risk to relevant financial intermediaries for the purpose of financing Small and Medium Sized Enterprises, Micro-Enterprises and small Mid Caps in Member States of the European Union or other geographies to the extent so authorised by the EIF General Meeting or under specific mandates; EIF shall act as a market oriented investor;

Subject to mandate specificities, the Fund shall structure and price its operations in order to ensure that it will be adequately remunerated with a view to covering the financial risk incurred and to provide an appropriate return to the shareholders; EIF strives at contributing to the establishment, development and stabilisation of its target markets and promoting best standards in these markets; EIF shall remain compliant with its Statutes and public mission in due consideration of any applicable EIB Group Policy Framework; The Fund strives at maintaining the highest rating from all major rating agencies, which is a primary pillar of its business model; EIF strives at mitigating to the utmost possible, any risk, which might affect its reputation. In this context EIF pays specific attention to any possible spill-over effects of reputation risk to its Stakeholders and, in particular, EIB, in consideration of its adherence to the EIB Group.4.4. Risk management operational guidelines and processesThe Group’s risk management operational guidelines cover the three main types of risk: Credit risk Financial risk and ALM Operational risk.The following sub-sections provide an overview of the main elements of EIB’s risk management operational guidelines per risk type, as well as concise descriptions of relevant risk management processes. 4.4.1. Credit risk Overview The credit risk management process consists of identifying, analysing, measuring and reporting the risks incurred by the Group in its operations and making decisions to effectively manage these risks.Credit risk is managed pursuant to detailed internal guidelines. The purpose of these guidelines is to ensure that credit risk is managed prudently within the parameters set by the Bank’s Risk Appetite Framework. As operations inside and outside the EU may have different risk profiles, there are separate guidelines for EU and non-EU activities. Guidelines revision and approval processRM is responsible for drafting and proposing revisions of the guidelines to the Management Committee in consultation with other services within the Bank. The Bank’s Management Committee approves the guidelines. The Board of Directors is at least annually informed about changes to the guidelines.

Any derogation from the guidelines must be specifically approved by the Bank’s Management Committee on the basis of a duly justified request from the Operations Directorate (‘OPS’) or TMR (as relevant) which will be accompanied by an opinion from RM. Credit risk responsibilities and processes The main credit risk responsibilities are divided between RM, OPS and TMR. The respective responsibilities are as follows divided between pre- and post-signature tasks: 1. Pre-Signature Responsibilities Post OPS RM Loan origination Loan appraisal Loan structuring Loan proposals Initial Internal Rating proposal for new counterparts Contract negotiations For new operations, second opinions, review of draft loan documentation and, when required waivers to conditions to disbursements; ensuring overall compliance with guidelines Validation of internal ratings for new and existing counterparties Establishing the initial loan gradings for new loans and review over time Proposing, where applicable, a risk-pricing level for new operations Pre 2. Post-Signature Responsibilities RM OPS TMR Reporting regularly on the evolution of the loan portfolio and Watch List containing all loans subject to a more frequent and stringent surveillance based on their loan gradings Co-approving loan documentation; conducting checks that security has been provided as required and that disbursement instructions are consistent with contractual documentation Contract monitoring to full disbursement except for project finance (PF) and operations outside EU Relations and event resolution with regular, repeat promoters, or global relationship managers borrowers, guarantors graded E+ or higher Assessment of the impact of restructurings or workouts proposed by TMR on lending policy and client relations. Refinancing, restructuring or workout for all non-regular, nonrepeat borrowers and for all loans graded below E-or F Internal ratings and financial monitoring of counterparts and contracts post-signature to full disbursement; PF counterparts and contracts from signature; non-EU lending from first disbursement to maturity Propose, with reference to all credit exposures, the appropriate level of the General Loan Reserve and for credit impaired operations, the creation of specific provisions.

Acceptable counterparts Whether or not a given entity is acceptable to the Bank as a counterpart in a lending operation is determined on the basis of a careful analysis and evaluation of the entity using qualitative metrics but also relying on experience and expert judgment. The following issues, in particular, are taken into account: The existence of a credit exposure limit for the entity. Satisfaction of a Minimum Internal Rating (‘MIR’) requirement set on the basis of the Bank’s Internal Rating Methodology (see below). Any independent collateral, securities or guarantees available. Internal rating methodology The Bank uses an Internal rating methodology to determine internal ratings for substantially all of its counterparts. The methodology is based on a system of scoring sheets and uses a granular rating scale to assess counterpart acceptability. The resulting rating given to a counterparty is one of the main elements used for the purposes of the Loan Grading system (explained later in this section). The internal rating is an important element in the Bank’s risk management processes, including the monitoring of risks, risk pricing of lending operations and creation of provisions. The lending process: contractual guidelines A legal analysis is performed to determine whether a counterpart can comply with the contractual standards. Legal framework The guidelines set out orientation points for the legal framework under which the Bank may lend and in particular, aspects like the governing laws and jurisdictions for the settlement of disputes which the Bank deems acceptable in view of its specific status as a multilateral finance institution owned by the Member States of the European Union. Risk mitigation clauses Risk mitigation clauses are the contractual clauses included in the lending documents signed by the Bank and its counterparts. These documents are, principally, the loan agreement and any guarantee, security or collateral agreement. Risk mitigation clauses include disbursement conditions making the disbursement of the loan conditional on certain conditions being satisfied, undertakings (covenants) given by the counterpart to the Bank and events of default enabling the Bank to take certain steps on the occurrence of a credit event post signature. These clauses are designed to protect the Bank against the deterioration of an operation’s credit risk and to enable it to take action to preserve its position upon occurrence of any such event.

The clauses may be either (i) “standard” (i.e. common to all EIB loan agreements) or (ii) inserted on a case by case basis depending on the nature of the counterpart and other factors affecting the credit risk profile of the relevant operation. The lending process: counterpart exposure limits EIB distinguishes between new counterparties and existing ones. In the first case OPS makes suggestions for initial counterparty rating and counterparty limit. Then RM validates these suggestions and prepares a decision about the acceptance of a counterpart. Moreover, any adjustments to a counterparty’s current limit are analysed with respect to the Group’s risk appetite. Counterpart limits The Bank places counterpart-based limits on its maximum exposure to all financial institutions, corporates and public sector counterparts (as borrowers and/or guarantors). Counterpart limits are designed to keep lending exposures within a reasonable proportion of the Bank’s and the counterparts’ own funds thereby maintaining credit risk on individual counterparts within acceptable bounds and avoiding the development of concentrations of credit risk on a limited number of counterparts. The Bank also has exposure limits for certain sectors of economic activity, namely energy, telecommunications, transport, urban and social, water and environmental protection or primary production and industry. Internal risk weights For the purposes of applying the exposure limits, the Bank has a risk weighting methodology whereby exposures set against the limit are weighted from 0% to 100% depending on the nature of the counterpart and the existence of external guarantees or collateral provided as security for the relevant exposure. Regulatory limits In addition to the Bank’s own limits referred to above, and in compliance with best banking practice applicable to the EIB, EIB aims to comply with the regulatory limits on the maximum exposure to a single client or a group of connected clients. Collateral and guarantee management Security classification The credit risk attached to a particular borrower may be enhanced by the provision of third party guarantees and/or valuable collateral. Guarantees may also be credit enhanced through provision of collateral by the Guarantor. In order to distinguish the quality of such credit enhancements, the Bank has a granular classification system defining the essential characteristics of the different types of credit enhancement, which may be offered as security.

This distinction is based not only on the credit standing of the issuer of the relevant instrument but also on the instruments legal enforceability and liquidity. Security eligibility and management Detailed rules are set out in relation to, inter alia: Minimum rating requirements for guarantors and the Bank’s rights in case the guarantor loses such rating Eligibility of collateral including applicable coverage ratios and haircuts Monitoring of guarantors and of the value of collateral Acceptable caps on guarantees The guidelines contain specific rules relating to guarantees provided by monoline insurance companies. EIB’s Loan Grading system The Loan Grading (‘LG’) system is used for internal credit risk assessment of EIB’s lending operations. The LG system is an important part of the loan appraisal and monitoring process. It is also used as a reference point for credit risk pricing. A loan’s LG reflects the present value of the estimated level of the lifetime expected loss for that loan. This is determined as the product of the probability of default, the loan exposure at risk and the loss given default. The LG system is used for the following purposes: aid to a finer and more quantitative assessment of lending risks indicator of credit risk variations for the purposes of prioritising monitoring efforts description of the Bank’s loan portfolio quality at a given date benchmark for calculating the annual additions to the General Loan Reserve input in risk-pricing decisions The following factors are used to determine an LG: i. Borrower creditworthiness: expressed in accordance with internal rating methodology (‘IRM’) (see above), which is orienting itself on Moody’s methodology. ii. Value of third party guarantees and/or collateral: takes into account the correlation between the credit risk attaching to the guarantor/issuer of the collateral and the borrower. iii. The applicable recovery rate: being the amount assumed to be recovered following a default by the relevant counterpart expressed as a percentage of the relevant loan exposure. iv. Risk mitigating clauses: the presence of contractual clauses will add to the loan’s quality and enhance its LG. v. Loan maturity: all else being equal, the longer the loan term, the higher the risk of default.

Depending on the level of expected loss determined on the basis of the above factors, a loan is assigned to one of the following LG classes: “A” Prime quality loans of which there are three sub-categories. “A0” comprising loans to or guaranteed by an EU Member State which have an expected loss of 0% (based on the Bank’s preferred creditor status and statutory protection which are deemed to assure a full recovery of the Bank’s assets upon maturity). “A+” comprising loans granted to (or guaranteed by) entities other than EU Member States in respect of which there is no expectation of deterioration in quality over their term. “A-” includes those lending operations where there is some doubt about the maintenance of their current status but where any downside is expected to be limited. “B” High quality loans: these represent an asset class with which the EIB feels comfortable, although a minor deterioration is not ruled out in the future. B+ and B- are used to denote the relative likelihood of the possibility of such deterioration occurring. “C” Good quality loans: an example could be unsecured loans to solid banks and corporates, with a reasonable maturity and adequate protective clauses. “D” Borderline between acceptable quality loans (designated as D+) and those that have a risk profile which is worse than that generally accepted by the Bank (designated as D-). Operations whose LG is D- or below are classified as Special Activities (see section below) and are subject to specific rules, including specific size restrictions, reserve allocations and risk pricing rules. “E” Comprising loans that have explicitly been approved as higher risk Special Activity operations or loans whose quality has materially deteriorated such that a loss cannot be excluded. The sub-classes E+ and E- further differentiate the risk profile of the loans, with those operations graded E- being in a position where there is a possibility that debt service cannot be maintained on a timely basis and therefore some form of debt restructuring may be required, possibly leading to an impairment loss. “F” F (fail) denotes loans representing unacceptable risks. F-graded loans can only arise out of outstanding transactions that have experienced unforeseen, exceptional and dramatic adverse circumstances after signature. All operations where there is a loss of principal are graded F and a specific provision is raised. The Watch List and guidelines for dealing with distressed operations EIB maintains a Watch List (‘WL’) for loan exposures which require special (high or moderate) credit risk monitoring following the deterioration of their risk profile post-signature. The WL includes all outstanding loans graded at D- or below, excepting those originally approved as higher risk Special Activity loans (see below). Special Activity loans will, however, be included in the Watch List if the LG of such loan has deteriorated post-signature as a result of a material credit event.

The WL is updated on a continual basis throughout the year and is reported to the Management as part of RM’s monthly internal risk report. If the credit profile of a watch-listed loan improves sufficiently, it is upgraded and removed from the WL. Distressed operations: restructurings Operations with credit quality that deteriorates to an LG of E- or lower are considered distressed and are, therefore, placed on the WL. For distressed loans, there is a possibility debt service may not be paid in a timely manner and a limited possibility of loss of principal. The Bank may undertake a credit-based restructuring to minimise the risk of loss.  When the credit quality of an operation deteriorates even further, and is assigned an LG of F, there is a material risk of loss of principal. Specific provisions will be created against the exposure. Specific guidelines are set out in respect of distressed borrowers where the Bank may need to take exceptional measures to preserve its position and minimise losses. These guidelines include procedural rules reflecting the urgency of decision making in certain situations. Risk pricing methodology The Bank has a risk pricing methodology, which ensures that the risk attached to any given operation is adequately remunerated. The level of risk pricing is based a number of factors including the Loan Grading assigned to the relevant lending operation. Special Activities (‘SA’) Special Activities are lending or guarantee operations that entail risk that is greater than the risk generally accepted by the Bank. Such operations are signified by a Loan Grading of “D-” or below. SA operations are possible with all established customer groups (corporates, banks, sub-sovereign public authorities, public sector entities and project finance transactions) and are subject to additional loan grades and counterpart based limits; and a specific reserve allocation requirement (see below). Reserves and impairment provisions The Bank maintains two reserves for expected and unexpected credit losses: General Loan Reserve (‘GLR’), and Special Activities Reserve (‘SAR’). The GLR covers expected losses resulting from EIB’s loan and guarantee portfolio. The SAR covers unexpected losses of operations which are classified as Special Activities. Specific provisions are raised for impaired assets. The amount of such provisioning reflects the difference between the loan book value and the present value of all the expected future cash flows generated by the impaired asset.

Product specific guidelines for complex / higher risk products In order to ensure that the additional risk involved in complex or structured lending transactions is adequately analysed, quantified and mitigated, specific detailed guidelines have been developed in respect of certain types of operations complementing the general guidelines. The following types of operations are covered by specific sections of the guidelines: Subordinated corporate debt Project finance transactions Loan substitutes Risk sharing products Layered funds and securitisations Trade finance Lending outside EU As lending outside the EU often implies a higher risk profile than lending operations within the EU, the Bank established operational guidelines for such transactions to ensure that they are in line with the Bank’s risk appetite. Moreover, on certain operations outside the EU originated under the External Lending Mandate the EIB benefits from an EU guarantee. EIB’s non-EU operations are split between public and private sector operations and due to the different risk profiles both are considered separately in the operational guidelines. Similarly to all other transactions, EIB estimates expected losses taking into account a counterpart’s internal rating and transaction contractual features and assigns a Loan Grading to non-EU lending transactions. Beyond capturing the credit strength of a potential counterpart, EIB risk assessment also considers local and country jurisdiction and currency circumstances, which affect the particular market environments, e.g. for emerging market investments. Based on such risk assessment, EIB sets up an internal rating for each of the relevant counterparts. EIF Credit Risk EIF’s Credit Risk arises mainly through its activity linked to debt products, which encompasses guarantees and securitisations. Credit risk management is based on a three-lines-of-defence model which permeates all areas of EIF’s business functions and processes: (i) front office, (ii) independent risk and compliance functions and (iii) internal audit. The EIF has developed a set of tools for its Guarantees and Securitisations business in order to analyse and monitor portfolio guarantees and structured finance transactions in line with common market practices. In the context of the independent opinion process relating to its guarantees and securitisations, the Operations Risk Management division (“ORM”) reviews each transaction proposal provided by the Guarantees, Securitization, and Microfinance (“GSM”) department in accordance with EIF’s internal rules and procedures.

The performance of a transaction is reviewed regularly – at least on a quarterly basis – and assessed based on EIF’s surveillance triggers which take into account elements such as: a) the level of cumulative defaults, b) the credit enhancement, and, c) rating actions by external rating agencies. In case of breach of such triggers and depending on the magnitude and expected consequence(s) of such a breach, a transaction can either change its status (e.g. Under Review, Positive or Negative Outlook) or a model re-run is initiated to reassess EIF’s internal rating. 4.4.2. Financial risk and ALM Overview Financial risk is the risk of losses arising from the Group’s financial operations. The primary financial risks are market risk, liquidity risk, and counterparty risk: Market risk is the risk of losses arising from evolution of market variables such as interest rates, foreign exchange rates and equity market prices. Liquidity risk is the risk that the Group is unable to timely fund assets or meet obligations or to liquidate treasury positions at a reasonable price or, in extreme situations, at any price. Counterparty risk is the risk of loss resulting from default of treasury and derivative counterparts, including settlement risk. Financial risk is managed pursuant to internal guidelines. The purpose of those is to ensure that financial risk is managed prudently within the parameters set by the Bank’s Risk Appetite Framework. The financial risk management process consists of identifying, analysing, measuring and reporting the risks incurred by the Bank in its financial operations. Related matters within the EIB are organised within RM. Guidelines’ revision and approval process RM is responsible for drafting and proposing revisions of the guidelines to the Management Committee in consultation with other services within the Bank. They are approved by the Bank’s Management Committee. The Board of Directors is at least annually informed about changes to the guidelines. Any derogation from the guidelines must be specifically approved by the Bank’s Management Committee on the basis of a duly justified request from the Financial Directorate, which will be accompanied by an opinion from RM.

Operational financial risk committees The following operational committees have been set up as regards financial risk and ALM: Asset/Liability Committee (ALCO) provides a high-level discussion forum for debating the Bank’s approach to financial risks. The ALCO has a number of sub-committees dealing with Liquidity, Interest Rate Risk and FX Risk. New Product Committee (NPC) approves all new products, prior to their use. A product is considered as being new to the Bank if it contains features or risks not encountered in the past. Model Committee analyses the methodological aspects of the development of pricing and valuation models in order to ensure their adequacy and coherence. All derivative transactions concluded by the Bank must be valued for different purposes: “fair pricing” at inception, “fair value” for regular reporting, and collateral value for collateralisation. EIB’s ALM policy and strategy The Bank’s ALM policy forms an integral part of the Bank’s overall financial risk management. The cornerstones of this policy are the expectations of the three main stakeholders of the Bank, in particular the Bank’s owners, borrowers and the financial markets. The Bank’s owners expect the Bank to fulfil its mission, remain in the operation over the long term and protect the economic value of its own funds. The Bank’s borrowers would like to secure long-term loans on attractive financial terms and conditions and the financial markets expect the Bank to retain its AAA financial strength in the future. The own funds of the Bank are benchmarked to a notional portfolio with a target cash flow structure and financial duration. The structure of the notional portfolio is kept within the allowed range approved by the Management Committee. Any deviation on of the actual Asset / Liability positions from the notional portfolio, measured in terms of Basis Point Value (‘BPV’) is hedged to bring it back within the approved limits. Value at Risk and stress-testing on the economic value of the own funds is performed on a monthly basis. Some ad hoc analyses are performed as the case may be, in order to assess risk exposures due to new products and structures, or new market developments. Market risk – interest rate risk Interest rate risk is the risk of loss due to the volatility and adverse movements of the term structure of interest rates. Exposure occurs due to mismatches in repricing and maturity characteristics of the assets, liabilities and hedge instruments. In measuring and managing interest rate risk, the Bank refers to the Principles for the Management and Supervision of Interest Rate Risk issued by the Basel Committee for Banking Supervision. Market risk – foreign exchange risk The foreign exchange risk is the volatility in the economic value of the Bank’s positions due to adverse movements of foreign exchange rates. The Bank is exposed to a foreign exchange risk whenever there is a currency mismatch between its assets and liabilities.

In compliance with its Statute, the Bank does not engage in currency operations not directly required to carry out its lending operations or fulfil commitments arising from loans or guarantees granted by it. Mismatches of currencies in the asset-liability structure of the Bank are kept within tight limits.  The foreign exchange risk implicit in interest margin accruing in currencies different from EUR is regularly hedged. The hedging programme addresses the interest rate loan margins expressed in USD and in GBP for the next 3 years on a rolling basis. The Group’s overall net foreign exchange position did not exceed 2% of the Group’s total own funds, and therefore, the Group did not calculate own funds requirement for foreign exchange risk.  Market risk – equity risk Equity risk is the volatility in the economic value of the Bank’s positions caused by the change in valuation of equity investments. EIB is exposed to equity risk due to strategic activities approved by the BoD pursuant to Article 18 of the Statute and shares that have been received in the context of a financial restructuring of a publicly-quoted or privately held company the Bank has lent to. The Bank generally segregates these exposures from the rest of the balance sheet by using specific provisions such as capital reserves. Liquidity risk Liquidity risk refers to the ability of the Bank to fund itself and meet obligations as they come due, without incurring unacceptable losses. RM calculates and monitors a number of liquidity metrics with the aim of ensuring that the Bank holds an adequate liquidity buffer to cover its future net cash outflows. Regular stress-testing analyses on different liquidity and funding scenarios are performed to determine the appropriate size of the Bank’s liquidity buffer. The various scenarios take into account different lending and funding forecasts as well as stressed loan repayments and liquid assets. The Bank has developed a contingency liquidity plan, which specifies appropriate decision making procedures and corresponding responsibilities. The plan is subject to ad-hoc updates and is approved by the Management Committee on an annual basis. Counterparty risk: treasury The primary aim of the Treasury portfolios is to ensure that the Bank holds sufficient liquidity to meet its commitments at all times. In order to meet these objectives, the Front Office manages several portfolios with different instruments, benchmarks and maturities. While the Front Office is solely responsible for the choice of the investments, the compliance of the latter with the respective RM guidelines is monitored on a daily basis by RM, which assigns limits to the eligible counterparts to define the maximum acceptable exposure. Eligibility criteria for counterparties are fixed according to the type of institution, its credit quality (as measured by their internal rating), and its own funds (when relevant).

In the case of downgrading of a counterpart below the eligibility levels, the corresponding limits will be reduced or closed and new transactions will be blocked. Sale of securities issued by the downgraded counterpart may also take place. In order to ensure the diversification of investments in the Treasury portfolios, concentration limits apply to counterparties and security issues. Repo and reverse repo transaction may only be concluded with counterparts that have signed a Global Master Repurchase Agreement (GMRA) with EIB. Counterparty risk: derivatives The Bank only trades derivatives with counterparts meeting minimum internal rating criteria at the outset of each transaction. The Bank has a right of early termination if the rating drops below a certain level. Exposures (exceeding thresholds) are collateralised by cash and/or bonds. All of the Bank’s derivative transactions are concluded in the contractual framework of ISDA Master Agreements and Credit Support Annexes, which specify the conditions of exposure collateralisation. The Bank’s derivatives and received collateral are valued on a daily basis, with a subsequent call for additional collateral or release. The Bank measures the counterparty risk exposure related to derivatives using the Current Unsecured Exposure and Total (Current and Potential) Unsecured Exposure for reporting and limit monitoring. The Current Unsecured Exposure is the larger of zero and the market value of the portfolio of transactions within the netting set with a counterparty, less the value of collateral received. The Total Unsecured Exposure takes into account the potential increase in the netting set’s exposure - following a counterpart’s insolvency - over a time horizon that depends on the actual portfolio of transactions. The Total Unsecured Exposure is computed using stressed market parameters in order to arrive at conservative estimates. The derivatives portfolio is valued and compared against limits on a daily basis. Fund transfer pricing system The Bank’s financial results and overall risk exposure are generated through various activities. In particular: Lending Funding Treasury Portfolios Venture capital Participations Other equity holdings Debt management (buy-backs) Management of own funds In conducting its day-to-day activities the Bank may hold a residual (i.e. net) position on its balance sheet resulting from the mismatches between its assets and liabilities. Such position is therefore consolidated in a portfolio called the Corporate ALM Centre (‘CC’), and hedged as required by the ALM strategy. This consolidation is implemented via a transfer pricing (‘TP’) system. The TP system has two main objectives – to measure the contribution of the various activities to the Bank’s revenues and to transfer part or all of interest rate and FX risk out of the individual centres of activity such that this risk can be centrally measured by RM and hedged by the Front Office. The TP system assigns a notional funding and liquidity cost to all activities consuming funds and a notional investment yield to all activities providing funds (mainly borrowings). For the CC, the former becomes the yield notionally generated by the Bank’s assets while the latter represents its notional (or internal) funding and liquidity cost. The sum of all the individual contributions over any given period, CC’s positions included, represents the Bank’s financial revenue over the same period. Monitoring of financial collateral In order to mitigate the credit exposure of transactions, EIB receives collateral from counterparties in different activities: derivatives, treasury and loans. RM verifies on a daily basis that there is a sufficient amount of collateral posted in favour of the Bank as well as the eligibility of the securities received. In some lending contracts, the Bank requires counterparts to post securities to mitigate the credit exposure on a borrower or a guarantor. These securities are usually documented as a pledge, where the ownership of the security stays with the counterparty. In reverse repo treasury transactions, the Bank receives financial securities as collateral. Daily margining and eligibility checks are performed by triparty agents. RM verifies daily the tasks of the triparty agent. EIF Treasury The Treasury of the EIF is managed by the EIB according to agreed guidelines. The funds are managed in such a way to ensure an adequate level of liquidity to meet foreseeable disbursements, to protect the value of the paid-in capital and to earn if possible a yield on assets invested with due regard to the level of risk authorised. Performance for each portfolio is measured in order to compare returns against appropriate indices or reference benchmarks. EIF also manages third party funds separately from its own funds on behalf of mandate owners, according to Management agreements.

4.4.3. Operational risk Overview Operational risk is managed pursuant to detailed internal operational guidelines. The purpose of the operational guidelines is to ensure that operational risk is managed prudently. EIB’s Operational Risk Management Framework EIB’s operational risk framework is a key component of the overall bank-wide Risk Management framework, designed to effectively manage operational risk and measure the capital charge in line with the CRR. The Management Committee is responsible for setting acceptable levels for operational risks and for approving and periodically reviewing the Bank’s operational risk framework. Figure 4-3: EIB’s operational risk framework Operational Risk Framework Actions Control/mitigation Scorecard Monitoring Monthly Report Monthly Indicators Quantitative/Qualitative Assessment Periodic Validated Self-Assessment by Department Identification of risks and controls Regularly Updated The key elements of the operational risk framework are: Risk identification Risk assessment Risk monitoring Risk control and mitigation Risk identification and assessment The Bank identifies and assesses all material risks within each business and evaluates the key controls in place to mitigate those risks. Risks at the EIB are mainly being identified through a scenario analysis process and the New Product Committee (‘NPC’), the latter particularly for new products implemented by the Bank. The scenario analysis is a key input into the Advanced Measurement Approach calculation of regulatory and economic capital requirements. On an annual basis, the scenario analysis exercise is performed by an Operational Risk Manager together with the business expert where expert judgement is used to ascertain different risks the Bank might be exposed to. Through the process where risk scenarios are being identified, the scenario’s frequency and potential losses are being assessed. Risk measurement and monitoring The business environment and internal control systems are monitored through Key Risk Indicators (‘KRIs’), which include measureable thresholds and limits to monitor the identified risks. The KRIs calculated every month are summarised and aggregated in the form of an Operational Risk Scorecard in order to provide an overall picture of the operational risk profile of the key departments and of the Bank as a whole. The KRIs are reported to alert management when risk levels exceed acceptable ranges. Staff is required to escalate and report operational risk events, including details of actual operational losses as well as near misses. Through this process, any material exposures to losses within the Bank are being monitored. Risk control and mitigation The control activities are an integral part of the regular activities of the Bank and involve all levels of personnel in order to be effective. EIF’s Operational Risk Management Framework The EIF Corporate Risk Management division (“CORPRM”) is responsible for the implementation and the management of the EIF operational risk management framework. The EIF has developed a specific process-based Risk and Control Assessment methodology which takes into account both the potential financial and reputational impact of the risks inherent to its activities. On that basis, the overall operational risk profile of EIF is described in the annual Internal Control Framework report and the material residual risk exposures are mitigated through specific risk-mitigating actions where appropriate. The framework also encompasses the ongoing collection and analysis of the operational risk events reported to CORPM - Operational Risk, including the definition of action plans to address their root cause, and the coordination of an ex-ante operational risk assessment for new business initiatives, including new mandates and new products. The Fund uses a Basic Indicator Approach for capital calculations and the calculated capital is used in the Group’s regulatory calculations.

5. Capital adequacy and risk weighted assets 5.1. Capital management Maintaining a strong capital position is one of the major objectives of EIB Group’s risk management. The Group’s own funds for capital adequacy purposes comprise paid-in capital plus reserves, net of expected losses and provisions. In addition, the Group benefits from subscribed unpaid capital, which can be called by the Bank to the extent needed for EIB to meet its obligations. The Bank plans its capital on a forward looking basis in accordance with its Operational Plan and risk appetite described in Chapter 4. This strives to ensure EIB’s risk taking activities are adequately covered by available capital. Capital projections are made based on business forecasts detailed in the EIB’s Operational Plan and are also complemented by capital stress testing. Table 5-1: CAD ratio across different stress testing scenarios EIB operational plan CAD ratio scenarios (EIB stand-alone) 2017 2018 2019 Baseline COP 2017 - 2019 27.7% 26.1% 25.3% Downgrade scenario 25.3% 22.5% 21.7% Upgrade scenario 29.7% 29.7% 28.9% 5.2. Own funds The following provides comprehensive details of own funds and it provides a reconciliation of the individual items to the balance sheet of the Consolidated Financial Statements under EU Accounting Directives. The capital composition of the Group has changed over the period mainly due to changes in retained profits, capital payments from EIB shareholders and the amount of regulatory deductions applied.

Table 5-2: Own funds disclosure EUR million 31.12.2016 31.12.2015 Common Equity Tier 1 (CET1) capital Capital instruments and the related share premium accounts 21,621 21,569 of which: paid-in share capital 21,621 21,569 Retained earnings 31,854 39,135 Profit for the financial year 2,926 2,801 Other reserves 10,082 Common Equity Tier 1 (CET1) capital before adjustments 66,483 63,505 Regulatory adjustments Intangible assets -16 -12 Negative amounts resulting from the calculation of expected loss -1,085 -1,707 Additional Valuation Adjustment (AVA) -38 Deduction of securitisation exposures5 -8,190 -6,178 Total regulatory adjustments to Common Equity Tier 1 (CET1) -9,329 -7,897 Common Equity Tier 1 (CET1) capital 57,154 55,608 Total capital6 57,154 55,608 Total risk weighted assets 232,684 244,041 Capital ratios Common Equity Tier 1 (as a % of total risk exposure amount) 24.6% 22.8% Total capital (as a % of total risk exposure amount) 24.6% 22.8% Table 5-3: Reconciliation tables for own funds EUR million 31.12.2016 31.12.2015 Subscribed capital a) subscribed 243,284 243,284 b) uncalled -221,585 -221,585 Subtotal 21,699 21,699 Subscribed capital and reserves, called but not paid -78 -130 Total 21,621 21,569 Reserves a) reserve fund 24,328 24,328 b) additional reserves 7,526 5,554 d) special activities reserve 6,776 5,934 e) general loan reserve 3,305 3,319 Reserves 41,936 39,135 Profit for the financial year 2,926 2,801 5 EIB Group deducts securitisation exposure in accordance with CRR 6 EIB Group’s capital consists entirely of CET 1 capital

5.3. Regulatory capital The Group applies the Advanced internal ratings based (AIRB) approach to calculating capital requirements for credit risk on the majority of its portfolio. The Group also makes very limited use of the Standardised Approach, in particular on its strategic equity-type investments. The composition of risk weighted assets by risk type is provided in this section. Table 5-4: EIB Group’s CRR methodologies per risk type Risk type CRR methodology Credit risk Advanced IRB approach Standardised approach Counterparty credit risk Mark-to-market approach for OTC-derivatives Comprehensive approach for credit risk mitigations regarding SFTs Securitisation positions in the banking book Ratings Based method Supervisory Formula Deduction from capital for unrated and defaulted exposures Operational risk Advanced Measurement approach Table 5-5: Overview of risk-weighted assets (RWA) and regulatory capital (RGC) by exposure class EUR million 31.12.2016 31.12.2015 RWA RGC RWA RGC Advanced IRB approach Central governments and central banks 1,741 139 1,330 106 Institutions 100,498 8,040 99,054 7,924 Corporates (including Specialized Lending) 82,944 6,636 99,407 7,953 Equities (simple risk-weight) 27,021 2,162 21,015 1,681 Cash and Other Assets 983 79 709 57 Securitisation 3,673 294 3,178 254 Total Advanced IRB approach 216,860 17,350 224,693 17,975 Standardised approach Strategic Investments 870 70 870 70 Corporates 368 29 308 25 Total Standardised approach 1,238 99 1,178 95 Total Credit risk 218,098 17,449 225,871 18,070 Counterparty credit risk Derivatives (Mark-to-market approach) 5,812 465 8,329 666 Securities Financing Transactions (Financial collateral comprehensive method) 70 6 61 5 CVA capital charge 6,103 488 7,301 584 Total Counterparty credit risk 11,985 959 15,691 1,255 Operational risk Advanced Measurement Approach 2,269 181 2,206 176 Basic Indicator Approach 332 27 273 22 Total Operational risk 2,601 208 2,479 198 Total 232,684 18,616 244,041 19,523

5.4. Leverage ratio Overview The Bank uses its gearing ratio, which is defined in the Bank’s Statute, to limit the excess of leverage. This ratio is defined as “the aggregate amount outstanding at any time of loans and guarantees granted by the Bank, which shall not exceed 250% of its subscribed capital, reserves, non-allocated provisions and profit and loss account surplus. The latter aggregate amount shall be reduced by an amount equal to the amount subscribed (whether or not paid in) for any equity participation of the Bank” (Article 16.5 of the Bank’s Statute). Based on the Operational Plan, the gearing ratio is simulated for future time periods and for different scenarios in order to ensure that the limit within the Statute will not be breached. An internal leverage ratio measure is also calculated. It is defined as gross debt (long term and short term) divided by the adjusted shareholder’s equity (own funds minus EIB participation in EIF’s capital) and is monitored on an ongoing basis. Both ratios are calculated for the Bank only and are reported monthly in the internal RM Risk Report that is provided to the management of the Bank. CRR Leverage ratio The CRR (Basel III) leverage ratio was introduced into the Basel III framework as a non-risk-based “backstop” measure, to supplement risk-based capital requirements. It aims to constrain the buildup of excess leverage in the banking sector, as well as to provide a safeguard against the risks associated with risk models (i.e. model risk and measurement errors). The ratio is a volume-based measure calculated as Basel III Tier 1 capital divided by total on and off balance sheet exposures. The leverage ratio is calculated based on Basel III Tier 1 capital.

Table 5-6: CRR Leverage ratio common disclosure EUR million 31.12.2016 31.12.2015 On-balance sheet items (excluding derivatives and SFTs and deductions) 559,243 543,253 Total on-balance sheet exposures (excluding derivatives and SFTs) 559,243 543,253 Replacement cost associated with derivatives transactions 64,128 65,444 Add-on amounts for PFE associated with derivatives transactions 15,876 14,653 Total derivative exposures 80,004 80,097 Securities financing transactions (SFTs) exposure 10,418 14,794 Total securities financing transaction exposures 10,418 14,794 Off-balance sheet exposures at gross notional amount 122,354 114,029 Adjustments for conversion to credit equivalent amounts -57,282 -54,181 Total off-balance sheet exposures 65,072 59,848 Total leverage ratio exposure 714,737 697,992 Tier 1 capital 57,154 55,608 Leverage ratio 8.00% 8.00% Table 5-7: Break-down of CRR leverage ratio exposure by type of banking book exposure EUR million 31.12.2016 31.12.2015 Total regulatory exposures 714,737 697,992 Of which: Trading book exposures 0 0 Banking book exposures 714,737 697,992 Of which: Covered bonds 12,391 13,246 SFTs7 10,418 14,794 Derivatives 80,004 80,097 Exposures to central governments 155,285 149,479 Exposures to regional governments, international organisations and public sector entities not treated as sovereigns 110,650 108,463 Exposures to institutions 138,479 150,531 Exposures to corporates 127,765 141,621 Exposures in default 2,092 1,399 Other exposures (e.g. equity, securitisations, and other non-credit obligation assets) 77,653 38,362 7 Securities Financing Transactions

5.5. Countercyclical buffer and G-SII indicators Countercyclical buffer The countercyclical buffer rate is set by each jurisdiction on a quarterly basis. Banks have to apply weighted-average countercyclical buffer rate based on the geographical composition of their credit portfolio. As of December 2016, the majority of the Member States have opted not to activate the countercyclical capital buffer for the time being with one exception (Sweden). Sweden and Norway have defined a countercyclical buffer rate of 1.5%. Additionally, Czech Republic, Slovakia and United Kingdom have already announced that a countercyclical buffer will be imposed in 2017. Considering that the EU is currently not in a stage of excessive credit growth and the weighted-average countercyclical buffer rate applicable to the Bank’s portfolio based on its geographical composition is 0.03%, the Banks’s countercyclical buffer is at present set effectively at 0%. However, if the credit cycle in the EU starts to turn and the Member States decide to activate the countercyclical buffer in order to limit excessive credit growth, it would imply an additional regulatory capital buffer of up to 2.5%. Table 5-8: Countercyclical capital buffer8 31.12.2016 Own funds requirements Own funds requirements weights Countercyclical capital buffer rate EUR million Norway 44 0.00 1.50% Czech Republic 127 0.01 not yet applicable Sweden 320 0.02 1.50% Slovakia 42 0.00 not yet applicable United Kingdom 1,910 0.10 not yet applicable Total risk exposure amount 232,684 Institution specific countercyclical capital buffer rate 0.03% 8 Including jurisdictions that have announced a future deployment of the countercyclical buffer.

G-SII indicators disclosure The EIB Group is neither identified, nor required to hold a G-SII buffer, but the Group voluntarily follows the G-SII disclosure standards. Table 5-9: G-SII Indicators Globally systemically important banks indicators Amount ( in EUR million) 31.12.2016 Total exposures 714,737 Intra-Financial System Assets 308,050 Intra-Financial System Liabilities 46,977 Securities Outstanding 517,903 Payments Activity 1,991,220 Assets Under Custody - Underwritten Transactions in Debt and Equity Markets - Notional Amount of OTC Derivatives 782,564 Trading and AFS Securities 5,782 Level 3 Assets 46,190

6. Credit Risk Introduction Credit risk is the risk of losses arising from the failure of counterparties to meet all or part of their financial obligations to the Group. Lending is the principal activity of the EIB, which offers loans, guarantees and other lending products which are subject to credit risk. The EIF is also exposed to credit risk as it invests in venture capital activities and provides guarantees in the context of securitisation transactions. This section does not cover credit risk arising from over-the-counter (OTC) derivative transactions and securities financing transactions, which is defined as Counterparty Credit Risk in this report and is covered in Chapter 7. Credit exposures on securitisation positions are included in this chapter only when indicated, but are covered in more detail in Chapter 8. 6.1. Portfolio composition Overview of exposure distribution The Group grants loans and accepts credit exposure on financial transactions on terms and conditions that embed a high standard of credit quality and a low risk of loss. EIB operates with a range of counterparts that are shown below. Information on exposures given in this chapter are exposures used for calculating regulatory capital and therefore differ to exposures for accounting purposes that are given in the Financial Statements. Differences include: i) not only current, but also future exposure (resulting e.g. from future commitments) is included, (ii) valuation adjustments made for accounting purposes do not necessarily apply here, (iii) credit risk mitigants are applied and in addition the segmentation by exposure classes used here follow the CRR and cannot be found in the Financial Statements. Table 6-1: CRR exposure classes mapped to EIB counterparty types The following table provides an overview of EIB’s counterparts and how these are treated for regulatory capital calculation purposes according to the CRR. CRR exposure class Counterparty types Central Governments and Central Banks Central Banks Governmental bodies Member States of the European Union Other sovereign entities Institutions Banks Leasing companies Insurance companies and financial guarantors Other financial institutions Public administrations Public sector entities Regional or local authorities Corporates Commercial companies Corporate - Specialised Lending Special purpose vehicles

Figure 6-1: Credit risk exposure by IRB exposure class The following charts provide an overview of the Group’s credit exposure (EAD, exposure at default, post substitution of financial guarantees, including deductions) by IRB exposure class. EAD EUR million Securitisations 35,614 Equity 13,194 Corporates (incl. Specialised lending) 135,704 Institutions 276,290 Central governments and central banks 162,604 at 31.12.2016 EAD EUR million Securitisations 31,053 Equity 10,594 Corporates (incl. Specialised lending) 141,928 Institutions 258,995 Central governments and central banks 149,480 at 31.12.2015 Portfolio quality and credit risk adjustments In line with the CRR, EIB’s definition of default is such that a default is considered to have occurred with regard to a particular obligor when either one of or both of the two following conditions are met: 1. The obligor is past due more than 90 days on any material financial obligation to the Bank or 2. The Bank considers that the obligor is unlikely to pay in full its material credit obligations to the Bank. The following events are being considered as cases of unlikelihood to pay in full9: a) Creation of a specific provision; b) Distressed restructuring (modifications of the original contractual schedule) that is likely to result in a diminished financial obligation for the Bank; c) When the EIB accelerates all or part of its loan following a contractual event of default; d) The exposure (or part of it) is written off or written down; e) The obligor has sought or has been placed in bankruptcy or similar protection; f) The Bank realises security to avoid a potential loss, specifically: The Bank proceeds with a realisation of securities or loan collaterals or call under guarantees; Default on derivatives or realisation of derivative collaterals; or g) The obligor is unable to provide security or collateral on terms the Bank has formally requested according to its contractual rights and after the steps foreseen in the contract. 9 This list is not exhaustive, other events could also be considered as unlikelihood to pay.

The EIB keeps a manual on operational procedures which describes the procedures and responsibilities for identifying default events, monitoring and follow up of the events and input and management in the internal systems. An obligation is considered as being “past due” when a contractual payment has not been met. For accounting purposes, a claim (meaning a loan, a commitment such as a letter of credit, a guarantee, a commitment to extend credit, or another credit product) is considered to be impaired if there is objective evidence that the Group will be unable to collect all amounts due on that claim according to the original contractual terms or an equivalent value. More precisely: The need to consider a loan as impaired is assessed regularly for all loans whose LG deteriorated to E-, while all loans with a LG of F are considered as impaired. In addition, if the Bank is not expecting to recover the original carrying amount on a loan with renegotiated payment terms (after having been on the Watch List previously), the loan will be considered as impaired and the LG will be adjusted to F accordingly in case it was not F previously. Details about the approach adopted for determining specific credit risk adjustments for regulatory purposes based on the specific impairment charges for accounting purposes have been provided in Section 6.1. Movements in specific credit risk adjustments over the period can be found in the Financial Statements, Note D.2. All of the Bank’s exposures are assessed for impairment at least annually. Therefore no general credit risk adjustments are made. Table 6-2: Analysis of exposures (on and off balance sheet) and portfolio quality by product at 31.12.2016 The following tables provide an overview of the quality of the Bank’s credit exposures, on- and off- balance sheet exposures before application of credit conversion factors (‘CCF’), EAD pre-CCF. The tables present a break-down of defaulted and non-defaulted exposures against specific provisions. Synthetic securitisations are not included under Securitisations; instead the underlying (securitised) exposures are split between Loans and Off-balance exposures. Counterparty credit risk exposures, such as OTC derivatives and securities-financing transactions, are not included. 31.12.2016 All exposures (EAD pre-CCF) Specific provisions EUR million Defaulted exposure Non-defaulted exposure Defaulted exposure Nondefaulted exposure Net value Past due (more than 90 days) Other Past due (more than 90 days) Other Loans 1,927 0 471,154 (253) 0 (23) 472,805 Debt securities 0 0 59,009 0 0 0 59,009 Equity 0 0 5,714 0 0 0 5,714 Securitisations 0 0 6,751 0 0 0 6,751 Other 0 0 1,845 0 0 0 1,845 Off-balance 329 0 93,932 (246) 0 (11) 94,004 Total 2,256 0 638,405 (499) 0 (34) 640,128

31.12.2015 All exposures (EAD pre-CCF) Specific provisions EUR million Defaulted exposure Nondefaulted exposure Defaulted exposure Nondefaulted exposure Net value Past due (more than 90 days) Other Past due (more than 90 days) Other Loans 1,161 0 456,086 (357) 0 (1) 456,889 Debt securities 0 0 61,187 0 0 0 61,187 Equity 0 0 5,671 0 0 (3) 5,668 Securitisations 0 0 7,977 0 0 0 7,977 Other 0 0 1,671 0 0 0 1,671 Off-balance 238 0 91,913 (241) 0 (23) 91,887 Total 1,399 0 624,505 (598) 0 (27) 625,279 Table 6-3: Changes in defaulted loans and debt securities from year-end 2015 to 2016 This table analyses the recent evolution of defaulted credit risk exposures and in particular the movements between non defaulted and defaulted status and the reductions of defaulted exposures due to write-offs. It does not include defaults on securitized exposures. EUR million Defaulted loans and debt securities at the beginning of the reporting period (1.1.2016) 1,399 Loans and debt securities that have defaulted or impaired since the last reporting period 960 Returned to non-defaulted status (117) Amounts written off 0 Other changes 14 Defaulted loans and debt securities at the end of the reporting period (31.12.2016) 2,256 The total amount of defaulted loans and debt securities remains a small portion of the Group’s overall portfolio. Table 6-4: Specific credit risk adjustments by IRB exposure class The following table provides an overview of EIB’s specific provisions for impaired loan and equity-type exposures. Specific provisions EUR million 31.12.2016 31.12.2015 Change Corporates 517 594 (77) Institutions 5 5 (0) Total specific provisions on loans 522 599 (77) Equity 11 26 (15) Total specific provisions 533 625 (92)

Table 6-5: Defaulted exposures and specific provisions on loans The following table provides an overview of EIB’s defaulted exposures post collateral and guarantees. It also provides a geographical and economic sector break-down of specific provisions for impaired loans. This table does not include defaults on securitized exposures. 31.12.2016 Defaulted exposure EUR million Past due (more than 90 days) Other Specific provisions Change in 2016 Air transport 126 0 51 1 Bank-intermediated loans 0 0 0 (1) Basic material and mining 29 0 0 0 Chemicals, plastics and pharmaceuticals 199 0 27 27 Electricity, coal and others 650 0 15 (36) Infrastructure funds 0 0 11 11 Investment goods/consumer durables 20 0 1 1 Oil, gas and petroleum 0 0 0 0 Roads and motorways 1,050 0 411 (92) Social infrastructure: education, health 163 0 8 (2) Telecommunications 0 0 0 0 Treasury 4 0 0 0 Urban dev., renovation and transport 8 0 2 (1) Waste recuperation, recycling 7 0 7 (0) Total by sector 2,256 0 533 (92) Austria 0 0 0 0 Belgium 0 0 11 11 France 92 0 29 5 Germany 661 0 125 (10) Greece 159 0 38 (107) Ireland 101 0 5 0 Italy 50 0 3 (0) Luxembourg 0 0 0 0 Netherlands 0 0 0 (4) Poland 128 0 3 3 Portugal 520 0 203 1 Spain 182 0 14 (5) United Kingdom 112 0 29 (6) Non-EU 251 0 73 20 Total by geographical area 2,256 0 533 (92)

31.12.2015 Defaulted exposure EUR million Past due (more than 90 days) Other Specific provisions Change in 2015 Air transport 0 0 50 50 Bank-intermediated loans 0 0 1 (3) Chemicals, plastics and pharmaceuticals 0 0 0 (10) Electricity, coal and others 154 0 51 (1) Oil, gas and petroleum 0 0 0 (100) Roads and motorways 1,005 0 503 190 Social infrastructure: education, health 224 0 10 10 Urban dev., renovation and transport 9 0 3 (1) Waste recuperation, recycling 7 0 7 7 Total by sector 1,399 0 625 142 Austria 34 0 0 0 France 97 0 24 12 Germany 275 0 135 8 Greece 183 0 145 136 Ireland 104 0 5 (5) Italy 53 0 3 3 Luxembourg 0 0 0 (101) Netherlands 0 0 4 (11) Portugal 439 0 202 64 Spain 78 0 19 (6) United Kingdom 136 0 35 3 Non-EU 0 0 53 39 Total by geographical area 1,399 0 625 142 Portfolio composition The exposure values provided in this section are Exposure at Default (‘EAD’), post-substitution and pre-mitigation by collateral, unless otherwise stated. Also securitisation activities have been included to provide their respective breakdown by geography and sector, although their RWA will be included only in Chapter 8 below. Table 6-6: Average credit risk exposures over the year This table shows the Group’s average exposures over the period ending December 2016 and December 2015 by exposure class, excluding derivatives, SFT, and other credit non-obligation assets. EUR million Average EAD 2016 2015 Central governments and central banks 157,845 151,877 Institutions 265,848 257,863 Corporate (incl. Specialised lending) 135,361 138,257 Equity 11,973 9,121 Items representing securitisation positions 34,397 26,811 Total 605,424 583,929

Table 6-7: Geographical distribution of credit risk exposures 31.12.2016 EAD, EUR million Central governments and central banks Institutions Corporates (including specialised lending) Equity Items representing securitisation positions Cash and other assets Total Exposure as % of GDP Austria 1,353 12,614 2,593 53 291 0 16,904 5.0% Belgium 1,839 11,045 1,862 202 0 0 14,948 3.6% Bulgaria 1,387 564 6 0 0 0 1,957 4.3% Croatia 3,260 334 90 0 0 0 3,684 8.4% Cyprus 2,448 89 63 0 0 0 2,600 14.7% Czech Republic 2,955 3,979 884 60 0 0 7,878 4.7% Denmark 159 3,117 1,696 353 0 0 5,325 2.0% Estonia 730 88 462 0 0 0 1,280 6.3% Finland 497 5,564 2,555 202 0 0 8,818 4.2% France 7,531 49,411 12,512 2,159 26 0 71,639 3.3% Germany 6,001 35,185 15,548 557 408 0 57,699 1.9% Greece 15,976 622 653 14 0 0 17,265 9.8% Hungary 8,300 748 394 0 0 0 9,442 8.6% Ireland 1,697 1,960 1,747 333 452 0 6,189 2.4% Italy 14,205 33,904 20,264 438 2,492 0 71,303 4.3% Latvia 592 0 279 10 0 0 881 3.6% Lithuania 1,554 30 228 0 0 0 1,812 4.9% Luxembourg 249 1,453 601 2,203 26,134 1,684 32,324 63.1% Malta 339 9 60 0 0 0 408 4.4% Netherlands 1,392 10,605 8,974 652 331 0 21,954 3.2% Poland 24,760 8,957 5,681 119 87 0 39,604 9.2% Portugal 7,668 6,154 5,740 45 444 0 20,051 11.2% Romania 3,233 1,052 227 0 0 0 4,512 2.8% Slovakia 2,875 638 248 0 0 0 3,761 4.8% Slovenia 3,235 98 253 0 0 0 3,586 9.3% Spain 36,969 43,787 12,156 544 3,051 0 96,507 9.0% Sweden 501 7,874 4,089 265 0 0 12,729 2.8% United Kingdom 2,180 14,634 28,575 3,294 341 0 49,024 1.9% Total EU 153,885 254,515 128,440 11,503 34,057 1,684 584,084 Non EU 8,719 21,775 7,264 821 1,557 0 40,136 Not applicable 0 0 0 870 0 273 1,143 Total 162,604 276,290 135,704 13,194 35,614 1,957 625,363

31.12.2015 EAD, EUR million Central governments and central banks Institutions Corporates (including specialised lending) Equity Items representing securitisation positions Cash and other assets Total Exposure as % of GDP Austria 736 12,995 2,370 44 115 0 16,260 4.8% Belgium 1,602 9,124 2,620 220 0 0 13,566 3.3% Bulgaria 1,247 606 5 0 15 0 1,873 4.2% Croatia 2,694 318 82 0 3 0 3,097 7.1% Cyprus 2,289 119 68 0 0 0 2,476 14.2% Czech Republic 3,223 4,463 868 49 96 0 8,699 5.2% Denmark 562 2,366 1,895 326 0 0 5,149 1.9% Estonia 648 89 487 0 0 0 1,224 6.0% Finland 885 5,267 1,708 171 68 0 8,099 3.9% France 7,575 45,221 11,874 1,573 209 0 66,452 3.0% Germany 6,059 34,474 17,561 501 655 0 59,250 2.0% Greece 15,750 789 664 2 0 0 17,205 9.8% Hungary 7,175 894 806 0 5 0 8,880 8.2% Ireland 606 2,702 1,589 258 435 0 5,590 2.2% Italy 10,000 34,720 21,755 342 2,376 0 69,193 4.2% Latvia 622 0 289 0 0 0 911 3.7% Lithuania 1,608 0 203 0 0 0 1,811 4.9% Luxembourg 108 2,058 1,493 1,658 19,817 1,661 26,795 51.4% Malta 293 0 41 0 0 0 334 3.8% Netherlands 622 8,650 9,857 513 381 0 20,023 3.0% Poland 22,098 8,286 5,856 113 50 0 36,403 8.5% Portugal 7,913 6,291 6,346 46 137 0 20,733 11.6% Romania 2,739 996 245 0 0 0 3,980 2.5% Slovakia 2,090 628 211 0 0 0 2,929 3.8% Slovenia 3,081 141 241 0 0 0 3,463 9.0% Spain 36,439 43,828 11,449 245 2,669 0 94,630 8.8% Sweden 1,567 6,113 4,656 215 163 0 12,714 2.9% United Kingdom 1,201 13,263 31,448 2,882 263 0 49,057 1.9% Total EU 141,432 244,401 136,687 9,158 27,457 1,661 560,796 Non EU 8,048 14,594 5,241 564 1,148 0 29,595 Not applicable 0 0 0 872 2,448 281 3,601 Total 149,480 258,995 141,928 10,594 31,053 1,942 593,992

Figure 6-2: Credit risk exposure by geography (>15 EUR billion of EAD) in % 2016 EAD % of total Non EU 6.4% Other EU 14.4% Austria 2.7% Greece 2.8% Portugal 3.2% Netherlands 3.5% Luxembourg 5.2% Poland 6.3% United Kingdom 7.9% Germany 9.2% France 11.5% Italy 11.4% Spain 15.5% 2015 EAD % of total Non EU 5.0% Other EU 14.4% Austria 2.8% Greece 2.9% Netherlands 3.4% Portugal 3.5% Luxembourg 4.5% Poland 6.2% United Kingdom 8.3% Germany 10.0% France 11.3% Italy 11.7% Spain 16.0%

Table 6-8: Distribution of credit risk exposures by economic sector at year-end 31.12.2016 EAD, EUR million Central governments and central banks Institutions Corporates (including specialised lending) Equity Items representing securitisation positions Cash and other assets Total Air transport 5,766 1,806 6,583 0 0 0 14,155 Automobiles 97 737 5,786 0 0 0 6,620 Bank-intermediated loans 5,317 3,246 349 0 0 0 8,912 Basic material and mining 0 241 958 0 0 0 1,199 Chemicals, plastics and pharmaceuticals 418 421 3,281 0 0 0 4,120 Consumer goods 100 125 270 0 0 0 495 Drinking water, water treatment 11,106 12,101 9,751 0 0 0 32,958 Electricity, coal and others 8,528 14,190 37,928 0 275 0 60,921 Food chain 2,253 431 518 0 0 0 3,202 Infrastructure funds 242 0 0 2,003 0 69 2,314 Investment goods/consumer durables 5 270 6,992 0 0 0 7,267 Marine transport 2,093 2,943 2,156 0 0 0 7,192 Materials processing, construction 0 1,304 693 0 0 0 1,997 Oil, gas and petroleum 552 1,294 13,855 0 0 0 15,701 Paper chain 305 1,051 560 0 0 0 1,916 Roads and motorways 24,292 10,150 15,891 0 0 0 50,333 Social infrastructure: education, health 12,007 36,452 5,278 0 0 0 53,737 Telecommunications 58 2,250 9,769 0 0 0 12,077 Traditional and high speed railways 23,726 11,858 6,007 0 0 0 41,591 Treasury 28,184 42,569 2,776 0 0 312 73,841 Urban dev., renovation and transport 10,032 38,117 2,517 0 0 0 50,666 Venture Capital 0 0 0 10,320 0 0 10,320 Waste recuperation, recycling 149 1,302 3,116 0 0 0 4,567 Other 27,374 93,432 670 871 35,339 1,576 159,262 Total 162,604 276,290 135,704 13,194 35,614 1,957 625,363

31.12.2015 EAD, EUR million Central governments and central banks Institutions Corporates (including specialised lending) Equity Items representing securitisation positions Cash and other assets Total Air transport 6,262 1,457 6,365 23 0 0 14,107 Automobiles 184 1,017 9,893 0 0 0 11,094 Bank-intermediated loans 5,239 4,184 326 276 0 0 10,025 Basic material and mining 0 352 1,383 0 0 0 1,735 Chemicals, plastics and pharmaceuticals 68 629 3,827 26 0 0 4,550 Consumer goods 99 157 254 71 0 0 581 Drinking water, water treatment 10,821 11,500 10,269 0 0 0 32,590 Electricity, coal and others 7,965 14,495 36,027 662 300 0 59,449 Food chain 1,099 419 256 31 0 0 1,805 Investment goods/consumer durables 0 361 7,606 38 0 0 8,005 Marine transport 1,838 2,986 2,344 0 0 0 7,168 Materials processing, construction 0 1,142 713 47 0 0 1,902 Oil, gas and petroleum 591 918 14,525 0 0 0 16,034 Paper chain 349 1,316 326 45 0 0 2,036 Roads and motorways 22,428 11,963 16,496 34 0 0 50,921 Social infrastructure: education, health 9,999 33,915 5,485 136 0 0 49,535 Telecommunications 67 2,395 9,961 26 0 0 12,449 Traditional and high speed railways 22,497 9,817 6,462 0 0 0 38,776 Treasury 28,858 31,713 3,429 0 0 287 64,287 Urban dev., renovation and transport 8,622 36,686 2,203 57 0 0 47,568 Venture Capital 0 0 0 8,176 0 0 8,176 Waste recuperation, recycling 160 1,137 3,257 0 0 0 4,554 Other 22,334 90,436 521 946 30,753 1,655 146,645 Total 149,480 258,995 141,928 10,594 31,053 1,942 593,992

Table 6-9: Distribution of credit risk exposures by residual maturity 31.12.2016 EAD, EUR million < 1 year 1-5 years > 5 years Total Central governments and central banks 1,851 60,381 100,372 162,604 Institutions 34,954 97,566 143,770 276,290 Corporates 4,796 52,393 78,515 135,704 Equity 0 0 13,194 13,194 Securitisation 0 35,448 166 35,614 Cash and other assets 1,021 936 0 1,957 Total 42,622 246,724 336,017 625,363 31.12.2015 EAD, EUR million < 1 year 1-5 years > 5 years Total Central governments and central banks 1,389 55,028 93,063 149,480 Institutions 25,276 98,125 135,594 258,995 Corporates 7,610 52,249 82,069 141,928 Equity 0 0 10,594 10,594 Securitisation 0 29,284 1,769 31,053 Cash and other assets 780 1,162 0 1,942 Total 35,055 235,848 323,089 593,992 6.2. Credit risk mitigation The Bank details its approach to credit risk mitigation in its credit risk operational guidelines, which include the type of collateral and guarantees the Bank accepts. Credit risk mitigation used to limit the exposure of derivatives and securities financing transactions is presented in Chapter 7. The Bank follows a detailed security classification to differentiate the quality of the security provided by a guarantor or collateral provider. The Bank accepts various types of credit enhancements and has defined requirements on the security’s quality. The credit enhancements include guarantees, assignment of financial rights (e.g. claim on underlying loan exposures or revenues), pledge of assets like government securities or mortgages on fixed assets and financial collateral such as cash, bank accounts held with an independent bank, bonds and, on an exceptional basis, shares. The Bank does not use credit derivatives as a means of mitigating credit risk. If a loan is guaranteed by a bank, the guarantor bank is subject to a minimum internal rating requirement, or minimum qualifying status (‘MQS’). The minimum requirement also depends on the credit quality of the borrower. EIB’s policies stipulate remedial actions when the minimum qualifying status is lost. For financial collateral, the policy defines eligible types that take into account nature, currency, credit quality, maturity, liquidity and amount of such collateral. Internal haircuts that are at least as conservative as the regulatory haircuts are defined for each type of financial collateral. Financial collateral received is subject to regular monitoring, which includes valuation and calculation of coverage ratios between loan and collateral and assessment of credit risk concentrations. For further information on collateral received, refer to Note S.2.5.1 (financial collateral for derivatives), Note S.2.3.4 (collateral on loans) and Note S.2.3.3 (guarantees received by the Group) of the Consolidated Financial Statements under IFRS. Financial monitoring guidelines exist to detail the security and collateral monitoring and guarantee renewal and the responsibilities within the Bank. The following tables provide an overview of the extent of credit risk mitigation used by the Group, as well as information on the quality of the guarantor and the coverage ratio of secured exposures. Table 6-10: Overview of protections against credit risk The following tables disclose the extent of reduction of credit risk exposure due to the use of collateral, financial guarantees as credit risk mitigation techniques. EIB currently does not use any credit derivatives as credit risk mitigants. Defaults on securitized exposures are not included. 31.12.2016 31.12.2015 EAD, EUR million Exposure Unsecured Exposure secured by financial collateral  Exposure secured by financial guarantees Exposure Unsecured Exposure secured by financial collateral Exposure secured by financial guarantees Central governments and central banks 75,901 0 86,703 69,675 0 79,805 Institutions 216,385 17,803 42,102 194,246 19,242 45,506 Corporates (including Specialised lending) 126,738 4,324 4,642 132,622 4,324 4,983 Equity 13,194 0 0 10,593 0 0 Items representing securitisation positions 35,614 0 0 31,053 0 0 Cash and other assets 1,957 0 0 1,942 0 0 Total 469,789 22,127 133,447 440,129 23,566 130,294 Of which, defaulted 2,065 155 1,399 0 0

Table 6-11: Credit exposure secured by collateral and coverage ratio break-down Following table provides a break-down of protected and unprotected exposures. EAD, EUR million 31.12.2016 31.12.2015 Secured by collateral 22,127 23,567 Break-down by protection/exposure ratio less than 25% 1,165 1,438 25% to 50% 2,569 3,147 50% to 75% 2,800 3,148 75% to 90% 4,465 5,684 90% to 100% 11,128 10,150 Unprotected residual exposure 603,236 570,425 Total 625,363 593,992 Table 6-12: Protected exposure by guarantor rating class This table provides a view on the credit quality of the guarantors used by the Group to reduce its credit risk exposures. The break-down is based on external ratings. EAD, EUR million 31.12.2016 31.12.2015 AAA 6,328 6,717 AA 13,841 13,864 A 29,078 24,904 BBB 42,715 48,008 BB 18,974 14,966 B 300 1,432 CCC 7,614 7,707 Unrated 14,597 12,695 Total 133,447 130,293 6.3. Standardised approach The Group treats a small portion of its assets under the Standardised approach. This portfolio includes the Bank’s strategic equity investment in the EBRD. Table 6-13: Standardised approach EUR million 31.12.2016 31.12.2015 Risk Weight Exposure RWA RGC Exposure RWA RGC Strategic investments 100% 870 870 70 870 870 70 Corporates 100% 368 368 29 308 308 25 Total 1,238 1,238 99 1,178 1,178 95

6.4. Internal Ratings Based approach The Internal Ratings Based (‘IRB’) approach allows banks to use their own risk parameters to quantify required capital for credit risk. After the Basel II Accord was published, EIB Group made the decision to use internal credit risk models and processes to be able to apply the IRB approach and therefore developed models for the Probability of Default (‘PD’), Loss Given Default (‘LGD’) and Exposure at Default (‘EAD’). PD, LGD and EAD models exist for all material exposure classes of the Bank and the Bank uses an “Advanced IRB” approach for the majority of its book. Strategic equity participations, such as the investment in the EBRD, are treated under the Standardised approach. The slotting approach is applied to unsecured specialised lending exposures and the simple riskweight approach is used for equity exposures. Internal credit risk parameter estimates are not only used for regulatory, but also for economic capital calculations. Internal ratings are a key driver of loan grading and therefore of loan pricing and provisioning. The Group is currently setting up a stress testing framework, in which the internal credit risk parameters and how they will change for different macroeconomic scenarios will play a major role. Internal ratings EIB developed an Internal Rating methodology (‘IRM’) to determine the Internal Ratings of all its counterparts. The methodology is based on scorecards for all counterparty types. The table below sets out the relationship between internal ratings, equivalent external ratings and the ratings’ definitions. Internal Ratings are updated and reviewed at least on a yearly basis by the Credit Risk Department.

Table 6-14: EIB's internal ratings Internal Rating Equivalent Moody's rating Rating definition 1 Aaa Counterpart of prime credit quality, with minimal credit risk 2+ Aa1 High credit quality counterpart and subject to very low credit risk. Considerable stability of earnings, strong position in a non-cyclical sector and moderate leverage. Long-term prospects quite solid. 2 Aa2 2- Aa3 3+ A1 3 A2 3- A3 Good credit quality counterpart and subject to low credit risk. Capacity to repay all obligations in the normal course of business is undoubted, but operating in a cyclical sector (or not having a strong position in a non-cyclical one), and therefore potentially showing a degree of vulnerability to downturns. Long-term prospects remain, however, solid. 4+ Baa1 Acceptable credit quality counterpart subject to moderate credit risk but with an exposure to economic or industry cycles that could well lead, in the medium term, to a material deterioration in the borrower’s financial performance. 4 Baa2 Minimum acceptable credit quality counterpart subject to increased credit risk. 4- Baa3 Counterpart is financially vulnerable to external or internal factors such as high leverage, highly cyclical and competitive industries, or where event risk is a major consideration. Short-term solvency is not in question, but long-term prospects are uncertain. 5+ Ba1 5 Ba2 5- Ba3 Financially weak counterpart, whose capacity to repay obligations on a timely basis may be in question. 6+ B1 6 B2 6- B3 Counterpart subject to high credit risk; capacity to repay questionable. 7 Caa2 Counterpart judged to be of very poor credit standing and subject to very high credit risk. 8 D Counterpart in default. Internal ratings process In order to ensure independence of the rating assignment, there is a clear division of responsibilities between OPS (Loan Officers), TMR (post signature monitoring) and OPE (Credit Officers) regarding the due diligence and internal rating exercise. While OPS/TMR have direct contact with the counterpart, are responsible for the detailed financial analysis, gather all information required for the scoring sheet and propose an initial counterpart rating, it is OPE’s responsibility to validate the rating and perform adjustments/overrides to determine the final rating. The final rating decision is communicated and discussed between OPS/TMR and OPE and in case of material disagreements it is the decision of the OPE. Each counterpart is rated individually. Several control mechanisms of the internal ratings system were established to ensure the internal ratings are robust: As EIB’s internal rating system is “expert-based”, OPE is responsible for the design and subsequent refinements of the internal ratings methodology, when needed. Review, maintenance and validation of the model’s performance are performed regularly by OPE. A separate validation team within RM ensures the internal models’ compliance with the applicable regulations. The Internal Rating Model Maintenance Committee (‘IRMMC’) has the oversight over regular validation of the IRMs. The internal audit function is responsible for checking annually the integrity of the internal rating system and its adherence to all applicable minimum requirements.

All internal rating models at EIB follow an expert system approach, meaning the ratings are primarily based on scorecards, which rely on quantitative factors and an analyst’s opinion for qualitative factors, but also allow adjustments to the rating based on judgmental factors to an explicitly limited degree. EU and non-EU counterparts generally use the same rating approach, although the scores are partially weighted differently, such that for non-EU counterparts e.g. business risk factors are more heavily weighted than financial criteria. The internal rating model for corporate counterparts (excluding Project Finance counterparts) assesses business risk and financial risk factors (including industry risks, company specifics, corporate governance, capital structure and debt service capacity) on a quantitative and qualitative basis by taking into account sector and country specific factors to determine an initial rating. Expert adjustments are made by considering the legal entities parental or government support. Before the final rating is determined, overriding tools assist in providing information that was not considered in the scoring sheet, or market pricing information. Most Financial Institution counterparts are rated by external rating agencies; nevertheless an internal rating will be derived for all such counterparts. The internal ratings process is very much similar to that of Corporates, although the rating criteria used differ and measure on the one hand qualitative criteria such as economic environment, regulatory and legal framework or competitive position and on the other hand financial criteria are assessed to evaluate the institution’s financial soundness. The final rating allows for judgemental overrides as seen above. EU and non-EU sovereigns are rated by the Economics department. The internal rating model for sub-sovereign public authority (‘SSPA’) counterparts assesses the two main areas operating environment and financial position/risk to derive an initial rating from the scorecard. Subsequently model driven adjustments including a country test (to ensure the rating in line with the rating of the sovereign) and overriding adjustments (expert-based) and market information are made. A specific internal rating model exists for public sector entities (‘PSE’) that are neither sovereign nor sub- sovereign public authorities, nor corporates. They are considered within the institutions IRB exposure class though for capital calculation purposes. For the initial scorecard rating the business risk profile as well as financial risk profile is assessed. For potential adjustments the degree and likelihood of extraordinary support from the sponsoring sovereign or sub-sovereign is assessed through specific criteria.

Internal rating models Due to the shortage of statistically relevant historical default data, the Bank relies on external estimates of PDs for its internal ratings. For EU counterparts, internal rating grades are mapped to Moody’s rating grades taking into account the criteria of the internal and external rating. The calibration method for PDs then relies on Moody’s published data and loss experience, adjusted for differences in the definition of default. For non-EU counterparties, default data history is provided through the GEMs (Global Emerging Markets Risk) database, which allows for statistical modelling. The calibration of PDs relies on GEMs and Moody’s data. The LGD model also relies mainly on external data and expert judgement given the lack of default data and a downturn LGD is used for regulatory capital purposes. The LGD model differentiates between EU and non-EU sovereigns, corporates (including Project Finance), financial and public institutions. Credit risk mitigation clauses have a considerable impact on LGD and are taken into account for determining the LGD of a transaction. For non-EU counterparts the LGD is statistically estimated and annually reviewed on the basis of GEMs data. On the basis of the protection provided by its Preferred Creditor Status (PCS) and Statute (Article 26.2, exemption from all forms of requisition or expropriation), the Bank deems full recovery of its EU sovereign assets upon maturity10. Hence, the Bank assumes no credit risk on direct and guaranteed exposures to MS. To obtain own estimates of Credit Conversion Factors (‘CCFs’) for the EAD calculation, the Bank uses a CCF model that takes into consideration the type and maturity of the credit exposure, including especially the extent to which details on future disbursements are known or unknown. The model differentiates between the counterparty type and whether the counterparty is located in or outside the EU. 10 The EIB exposure to EU member states, except for exposure in form debt instruments with collective action clauses

Credit exposures and RWA Table 6-15: Estimation of weighted average risk parameters by IRB portfolio and PD range at year-end This table provides averages of risk parameters used as input to the calculation of IRB capital requirements. 31.12.2016 PD scale On balance sheet exposure Undrawn commitments (pre-CCF) WA-CCF EAD (post CCF) WA-PD Avg-EAD WA-LGD WA-M RWA RWA density RGC EL (%) (EURm) (EURm) (%) (EURm) (%) (EURm) (%) (years) (EURm) (%) (EURm) (EURm) Central governments and central banks 0 to 0.15 89,346 14,533 80.5 101,052 0.1 3,609 0.5 13.2 314 0.3 25 0 0.15 to 0.25 13,449 1,008 75.0 14,205 0.2 14,205 0.0 7.6 0 0.0 0 0 0.25 to 0.35 9,777 3,971 79.1 12,920 0.3 4,307 0.0 12.8 0 0.0 0 0 0.35 to 0.5 211 405 81.5 541 0.5 541 15.2 18.9 190 35.1 15 0 0.5 to 0.75 7,412 323 79.3 7,668 0.6 7,668 0.0 9.7 0 0.0 0 0 0.75 to 1.35 6,065 1,500 85.3 7,345 1.0 2,448 6.1 10.2 1,165 15.9 93 4 1.35 to 2.5 2,100 753 80.6 2,707 1.6 902 1.0 16.2 72 2.7 6 1 2.5 to 5.5 0 0 n.a. 0 n.a. n.a. n.a. n.a. 0 n.a. 0 0 5.5 to 10.0 0 0 n.a. 0 n.a. n.a. n.a. n.a. 0 n.a. 0 0 10.0 to 20.0 14,425 1,910 81.2 15,976 10.7 15,976 0.0 14.7 0 0.0 0 0 20.0 to 100.0 0 0 n.a. 0 n.a. n.a. n.a. n.a. 0 n.a. 0 0 100.0 (Default) 0 0 n.a. 0 n.a. n.a. n.a. n.a. 0 n.a. 0 0 Unrated 190 0 n.a. 190 100.0 190 0.0 0.1 0 0.0 0 0 Sub-total / Sub-WA 142,975 24,403 80.4 162,604 1.4 3,781 0.7 12.5 1,741 1.1 139 5 Institutions 0 to 0.15 185,552 35,079 81.9 214,276 0.1 323 32.5 11.2 52,793 24.6 4,222 45 0.15 to 0.25 20,934 4,708 83.6 24,872 0.2 262 45.8 10.4 18,286 73.5 1,463 21 0.25 to 0.35 5,993 1,188 84.8 7,000 0.3 113 25.4 11.1 3,335 47.6 267 6 0.35 to 0.5 428 1,052 86.3 1,336 0.5 121 33.2 9.1 1,186 88.8 95 2 0.5 to 0.75 12,310 1,229 82.0 13,318 0.6 196 21.1 7.8 7,546 56.7 604 16 0.75 to 1.35 5,291 690 80.4 5,846 1.0 139 15.7 6.5 2,819 48.2 225 9 1.35 to 2.5 4,714 458 91.0 5,131 1.9 88 43.3 6.7 8,110 158.1 649 43 2.5 to 5.5 294 150 86.0 423 3.5 14 34.2 7.1 539 127.4 43 5 5.5 to 10.0 2,389 82 93.9 2,466 6.3 112 30.0 6.9 3,121 126.6 250 47 10.0 to 20.0 691 198 91.9 873 11.0 34 42.5 6.8 2,169 248.5 174 41 20.0 to 100.0 5 260 75.0 200 26.0 100 35.2 5.0 447 223.5 36 18 100.0 (Default) 113.0 51.0 80.4 154.0 100.0 51 11.1 11.2 147 95.5 12 5 Unrated 116 320 87.2 395 100.0 23 66.7 5.1 0 0.0 0 264 Sub-total / Sub-WA 238,830 45,465 82.4 276,290 0.5 251 32.9 10.7 100,498 36.4 8,040 522 Corporates (including Specialised lending) 0 to 0.15 63,491 8,028 85.9 70,387 0.1 320 49.2 9.9 32,529 46.2 2,602 33 0.15 to 0.25 25,699 3,872 86.7 29,055 0.2 240 44.8 10.4 17,278 59.5 1,382 24 0.25 to 0.35 11,137 601 88.5 11,669 0.3 114 44.0 10.6 8,657 74.2 693 16 0.35 to 0.5 240 0 n.a. 240 0.5 48 33.5 7.6 162 67.5 13 0 0.5 to 0.75 9,011 2,601 88.6 11,315 0.6 81 35.8 13.4 8,658 76.5 693 22 0.75 to 1.35 3,047 94 81.9 3,124 1.0 50 44.7 10.3 3,335 106.8 267 13 1.35 to 2.5 3,816 275 77.5 4,029 2.0 56 40.3 12.6 4,979 123.6 398 32 2.5 to 5.5 939 103 82.5 1,024 3.7 34 26.2 14.1 999 97.6 80 10 5.5 to 10.0 1,133 47 95.7 1,178 6.3 35 18.3 12.5 970 82.3 78 14 10.0 to 20.0 759 70 74.3 811 11.4 45 24.5 7.8 1,022 126.0 82 22 20.0 to 100.0 134 5 80.0 138 26.0 23 17.6 8.6 153 110.9 12 6 100.0 (Default) 1,814 278 90.6 2,066 100.0 83 32.7 10.5 4,202 203.4 336 629 Unrated 136 207 79.7 301 100.0 10 43.0 8.0 0 0.0 0 129 Sub-total / Sub-WA 121,356 16,181 86.4 135,337 2.2 157 45.4 10.5 82,944 61.3 6,636 950

31.12.2015 PD scale On balance sheet exposure Undrawn commitments (pre-CCF) WA-CCF EAD (post CCF) WA-PD Avg-EAD WA-LGD WA-M RWA RWA density RGC EL (%) (EURm) (EURm) (%) (EURm) (%) (EURm) (%) (years) (EURm) (%) (EURm) (EURm) Central governments and central banks 0 to 0.15 89,783 12,714 46.1 95,667 0.1 3,827 0.5 12.3 260 0.3 21 0 0.15 to 0.25 9,397 1,195 50.5 10,000 0.2 10,000 0.0 8.3 0 0.0 0 0 0.25 to 0.35 2,807 1,826 64.6 3,987 0.3 1,993 0.0 16.8 0 0.0 0 0 0.5 to 0.75 17,062 2,493 59.9 18,556 0.6 4,639 2.1 10.5 918 4.9 73 2 0.75 to 1.35 2,323 989 58.6 2,903 1.1 1,451 0.8 13.0 55 1.9 4 0 1.35 to 2.5 2,138 743 64.6 2,617 2.4 872 1.3 17.1 98 3.7 8 1 10.0 to 20.0 14,627 1,754 64.0 15,750 15.0 15,750 0.0 15.2 0 0.0 0 0 100.0 (Default) 0 0 100.0 0 100.0 0 n.a. 0.0 0 0.0 0 0 Sub-total 138,137 21,714 52.2 149,480 1.8 3,934 0.6 12.2 1,331 0.9 106 3 Institutions 0 to 0.15 176,555 35,456 60.5 198,004 0.1 318 33.1 11.3 53,864 27.2 4,309 45 0.15 to 0.25 22,661 3,019 73.2 24,873 0.2 276 45.0 9.9 18,093 72.7 1,447 19 0.25 to 0.35 5,298 999 79.5 6,091 0.3 95 21.7 11.0 2,478 40.7 198 4 0.5 to 0.75 9,682 1,961 77.5 11,202 0.6 158 17.7 7.8 5,312 47.4 425 11 0.75 to 1.35 8,956 1,284 80.3 9,986 1.1 250 25.8 7.4 8,190 82.0 655 28 1.35 to 2.5 3,050 530 50.0 3,315 1.9 83 35.2 6.2 4,255 128.4 340 22 2.5 to 5.5 274 20 49.3 284 3.7 22 10.2 7.2 113 39.8 9 1 5.5 to 10.0 1,800 93 94.5 1,888 7.4 79 47.2 8.1 3,930 208.2 314 66 10.0 to 20.0 777 84 77.5 842 15.0 65 50.1 4.4 2,453 291.3 196 63 100.0 (Default) 118 0 100.0 118 100.0 39 29.4 8.7 365 309.3 29 5 Unrated 2,173 254 86.2 2,392 n.a. 100 n.a. 1.5 0 0.0 0 907 Sub-total 231,344 43,700 63.3 258,995 1.2 259 33.2 10.6 99,053 38.2 7,924 1,171 Corporates (including Specialised lending) 0 to 0.15 71,513 10,577 77.8 79,742 0.1 334 50.6 9.2 36,994 46.4 2,960 37 0.15 to 0.25 23,058 3,547 76.9 25,788 0.2 234 49.8 10.2 16,367 63.5 1,309 22 0.25 to 0.35 10,554 2,200 65.8 12,002 0.3 111 57.2 12.2 11,724 97.7 938 21 0.5 to 0.75 9,187 3,403 69.4 11,548 0.6 90 52.6 12.3 13,350 115.6 1,068 35 0.75 to 1.35 3,336 409 99.0 3,740 1.1 58 59.5 11.4 5,767 154.2 461 23 1.35 to 2.5 3,957 275 81.9 4,182 2.0 58 52.2 13.6 6,895 164.9 552 43 2.5 to 5.5 1,298 301 67.2 1,500 3.7 54 50.3 12.6 2,619 174.6 210 26 5.5 to 10.0 1,208 75 96.3 1,280 7.4 41 32.4 12.8 1,937 151.3 155 31 10.0 to 20.0 294 0 100.0 294 14.9 21 27.0 9.3 455 154.8 36 12 20.0 to 100.0 40 0 100.0 40 26.0 40 0.0 6.7 0 0.0 0 0 100.0 (Default) 1,043 238 91.8 1,261 100.0 79 64.7 13.8 3,300 261.6 264 679 Unrated 73 207 82.3 243 n.a. 11 n.a. 13.4 0 0.0 0 120 Sub-total 125,561 21,232 75.6 141,621 1.6 171 51.3 10.2 99,408 70.2 7,953 1,049

Table 6-16: Back-testing the internal rating process and PD per portfolio These tables include information on estimates of losses against actual losses per exposure class and provide an analysis of PD. The number of defaulted obligors in the year is based on the internal default definition. PD Range External Rating equivalent Weighted average PD Arithmetic Average PD by obligors Number of obligors Obligors defaulted in the year of which new obligors 31.12.2016 11 31.12.2015  Central Governments and Central Banks 0.00% - 0.01% Aaa 0.01% 0.01% 8 7 0.02% - 0.03% Aa 0.02% 0.01% 6 11 0.04% - 0.09% A 0.08% 0.07% 12 11 0.09% - 0.36% Baa 0.14% 0.21% 6 5 0.36% - 1% Ba 0.58% 0.58% 7 2 1% - 13.64% B 1.20% 2.00% 1 3 13.64% - 26% C 15.00% 14.95% 2 1 100% D 100.00% 100.00% 0 1 Institutions 0.00% - 0.01% Aaa n.a. n.a. 2 0 0.02% - 0.03% Aa 0.03% 0.03% 5 206 0.04% - 0.09% A 0.07% 0.07% 547 245 0.09% - 0.36% Baa 0.15% 0.18% 267 200 0.36% - 2.59% Ba 0.89% 0.90% 150 87 1 2.59% - 13.64% B 5.65% 5.42% 73 16 13.64% - 26% C 15.00% 14.95% 36 9 100.00% D 100.00% 100.00% 3 1 Corporates 0.00% - 0.01% Aaa n.a. n.a. 0 0 0.02% - 0.03% Aa 0.04% 0.03% 0 10 0.04% - 0.09% A 0.08% 0.07% 134 107 0.09% - 0.36% Baa 0.17% 0.20% 309 275 0.36% - 2.59% Ba 0.82% 0.86% 238 176 2.59% - 13.64% B 5.48% 5.62% 103 39 4 13.64% - 26% C 16.00% 16.33% 26 8 1 100.00% D 100.00% 100.00% 25 17 Table 6-17: Changes in IRB Credit risk RWA during 2016 EUR million RWA as at 1.1.2016 221,515 Asset size 10,549 Asset quality (18,019) Model updates (4,264) Methodology and policy 2,558 Other (including foreign exchange movements) 848 RWA as at 31.12.2016 213,187 11 Mapped to the External Rating equivalent

Table 6-18: Credit risk mitigation effect on RWA This table shows the effect of credit risk mitigation (‘CRM’) on the IRB capital requirements for the loan and equity portfolios. 31.12.2016 EUR million RWA before CRM After application of financial collateral After application of financial guarantees Cash and other assets 983 983 983 Central governments and central banks 70,032 70,032 1,741 Institutions 148,069 123,984 100,498 Corporates (including Specialised lending) 89,016 84,769 82,944 Equity 27,021 27,021 27,021 Total 335,121 306,789 213,187 31.12.2015 EUR million guarantees RWA before CRM After application of financial collateral After application of financial guarantees Cash and other assets 709 709 709 Central governments and central banks 64,103 64,103 1,330 Institutions 150,865 125,242 99,054 Corporates (including Specialised lending) 107,488 101,070 99,407 Equity 21,258 21,015 21,015 Total 344,423 312,139 221,515

Table 6-19: Exposure weighted-average risk parameters by relevant geographical region 31.12.2016 On balance sheet exposure Off balance sheet exposure pre-CCF WA-CCF EAD post CRM WA-PD WA-LGD WA-Maturity (EURm) (EURm) (%) (EURm) (%) (%) (years) Austria 14,999 1,936 80.6 16,560 0.1 24.6 13 Belgium 12,001 3,144 83.7 14,632 0.1 25.5 13 Czech Republic 7,590 284 80.6 7,819 0.1 19.1 9 Finland 6,813 2,248 80.2 8,616 0.5 30.8 14 France 58,830 12,798 83.0 69,454 0.2 33.3 12 Germany 49,495 8,316 85.7 56,620 1.3 32.6 8 Greece 15,317 2,347 82.4 17,252 12.6 3.6 14 Hungary 7,897 1,999 77.2 9,441 0.4 3.1 11 Italy 60,930 8,782 84.8 68,373 0.4 37.5 10 Netherlands 18,535 2,888 84.4 20,972 0.2 52.0 9 Poland 32,280 8,823 80.7 39,398 0.4 13.2 16 Portugal 18,473 1,252 87.1 19,563 3.9 21.4 9 Spain 88,699 5,120 82.3 92,912 0.4 14.8 11 Sweden 10,306 2,621 82.3 12,464 0.1 39.2 8 United Kingdom 38,573 8,293 82.2 45,389 0.7 33.4 15 Other EU 29,513 9,423 81.0 37,148 1.8 15.8 13 Non EU 32,909 5,777 81.5 37,619 1.6 35.5 5 Total 503,160 86,050 82.6 574,231 1.1 26.7 11 31.12.2015 On balance sheet exposure Off balance sheet exposure pre-CCF WA-CCF EAD post CCF WA-PD WA-LGD WA-Maturity (EURm) (EURm) (%) (EURm) (%) (%) (years) Austria 14,787 1,705 77.1 16,101 0.5 27.9 12 Belgium 11,531 2,362 71.5 13,219 1.1 26.6 13 Czech Republic 8,395 223 70.9 8,553 0.1 18.0 10 Finland 6,643 1,825 66.7 7,860 0.2 34.4 12 France 57,018 13,988 54.7 64,671 0.3 34.7 11 Germany 52,115 8,648 67.8 57,981 0.7 34.3 7 Greece 15,760 2,132 67.7 17,203 16.6 4.3 15 Hungary 8,081 1,887 42.1 8,875 0.8 6.9 11 Italy 59,449 9,087 77.3 66,476 0.5 41.8 11 Netherlands 17,608 2,340 65.0 19,129 0.1 57.0 9 Poland 32,249 8,424 47.4 36,240 0.1 14.3 16 Portugal 19,877 879 76.6 20,550 3.5 23.1 9 Spain 87,219 5,819 77.3 91,717 0.4 15.3 12 Sweden 10,649 2,553 66.1 12,336 0.1 38.7 6 United Kingdom 39,126 10,806 62.8 45,912 0.8 43.2 15 Other EU 30,211 9,241 56.8 35,461 5.9 19.1 12 Non EU 24,320 4,727 73.5 27,794 0.7 34.6 5 Total 495,038 86,646 63.5 550,078 1.7 29.0 11

Table 6-20: Equities under the simple risk weight method This table provides an overview of the main types of equities and the risk weights applied. 31.12.2016 EUR million Regulatory categories On Balance sheet exposure Off Balance sheet exposure RW EAD RWA RGC EL Other equity exposures 876 1,127 370% 2,003 7,412 593 48 Private equity exposures 4,589 5,731 190% 10,320 19,608 1,569 83 Total 5,465 6,858 12,323 27,021 2,162 131 31.12.2015 EUR million Regulatory categories On Balance sheet exposure Off Balance sheet exposure RW EAD RWA RGC EL Other equity exposures 874 700 370% 1,547 5,480 438 38 Private equity exposures 3,922 4,255 190% 8,177 15,535 1,243 65 Total 4,796 4,955 9,724 21,015 1,681 103 Table 6-21: Cash and other non-credit obligation exposures This table provides an overview of other assets, such as cash, property, plant and equipment. It shows all such exposures, the risk weight and RWA. EUR million 31.12.2016 31.12.2015 Risk Weight Exposure RWA RGC Exposure RWA RGC Cash 0% 1,078 0 0 1,221 0 0 Other 100% 879 983 79 722 709 57 Total 1,957 983 79 1,942 709 57

7. Counterparty credit risk 7.1. Counterparty credit risk management Introduction Counterparty credit risk is defined as the risk that the counterparty of an OTC derivatives transaction or securities-financing transaction (‘SFT’) defaults before the final settlement of the transaction’s cash flows and the counterparty will not be able to fulfil present and future payment obligations. The exposure at risk changes over time as market parameters change and it is of bilateral nature. SFTs, such as reverse repurchase and repurchase agreements are not calculated under the counterparty credit risk methodologies, but their exposure is calculated under the Financial Collateral Comprehensive Method and information about these transactions is included in this chapter. The Basel III framework materially changed the counterparty credit risk regime leading to a significant increase in own funds requirements: EIB is now calculating the new CVA Capital Charge for derivatives, while the new requirements in relation to the Internal Model Method (‘IMM’) are not yet relevant for regulatory capital purposes and the lower risk weights for central counterparties (‘CCPs’) do not apply to the Group as CCPs are not used for OTC derivatives transactions 12. EIB uses derivatives, mainly currency and interest rate swaps, but also structured swaps, forward rate agreements and currency forwards, as part of its ALM activities to manage exposures to interest rate and foreign currency risk and as part of its treasury operations. The Fund does not hold derivatives. EIB enters into SFT transactions, mostly in the form of triparty reverse repos with banking counterparts. Such transactions are used as part of its treasury management activities to place liquidity not immediately needed for disbursement of loans. The Fund does not engage into SFT transactions. Management, monitoring and reporting EIB’s counterparty credit risk is governed by its financial risk operational guidelines. The Derivatives division within RM is responsible for monitoring and measuring counterparty credit risk. Changes to models and methodology in relation to counterparty credit risk are approved by the Derivatives Strategy and Model Committee, which meets quarterly and has the mission to analyse and discuss possible improvements in policies, procedures, models, methods and tools that constitute the operational framework for derivatives transactions at EIB. EIB uses internal credit limits for derivatives and SFT transactions, which are approved by the Management Committee, and which are monitored on a daily basis. Corrective actions will be taken in case there are limit breaches and a dedicated daily reporting about limit usage is in place. Credit limits for derivatives are set on the Potential Future Exposure computed in a simulation engine on 12 For what concerns SFT transactions, one CCP is currently being used and discussions are ongoing to possibly introduce a second one.

multiple time points and under various rating scenarios. For what concerns SFT, due to their short term nature, fixed percentages of the underlying nominal exposures are taken into account. Exposures and limits for derivatives and SFTs are consolidated with general credit risk exposures in the Global limit system to manage these within the overall credit processes. A number of credit risk mitigants are used to limit EIB’s counterparty credit risk. To be able to trade derivatives with EIB, commercial banks need to enter into an ISDA Master Agreement with a Credit Support Annex (‘CSA’) that has rating dependent thresholds and the counterparty also needs to satisfy a minimum rating requirement. In order to trade repos with EIB, commercial banks need to enter into a GMRA. The GMRA agreements currently in place do not have rating-dependent parameters. Eligibility criteria for derivatives and repo counterparties as well as risk limits are approved by the Management Committee. All derivative exposures are priced on a daily basis and collateralised by cash or bonds under a CSA which allow for daily margin calls in nearly all the cases. EIB does not post collateral under a CSA. Collateral received is monitored and valued regularly and an internal haircut that is at least as conservative as the regulatory haircut is applied for internal and external exposure measurement purposes. Margining for SFTs is largely outsourced to triparty repo agents that calculate exposure and administer margin calls on an intraday basis. Wrong way risk occurs if the likelihood of default of a counterparty is positively correlated with the exposure EIB has to this counterparty. EIB manages this risk within the derivatives limit framework by applying conservative assumptions on market risk factor volatilities producing a strong positive correlation between the counterparty default and the Bank’s potential future exposure to that counterparty. Measurement The Bank currently uses the Mark-to-market method for calculating regulatory derivative exposures for capital adequacy purposes. This approach is based on the current market value of a derivative plus an add-on that is supposed to cover future changes in value and netting as well as collateral can be incorporated. Collateral applied in this calculation receives the regulatory risk haircut. The own funds requirements for Credit Valuation Adjustment (‘CVA’) risk is calculated in accordance with the Standardised method and includes both OTC derivatives and securities financing transactions. 7.2. Quantitative disclosure This section provides an overview of the exposures, RWA and capital requirements the Bank assumes with regards to counterparty credit risk. The bank has neither exposure to a central counterparty clearing house (CCP), nor does it have any credit derivatives transactions.

Table 7-1: Analysis of counterparty credit risk exposure (CCR) by approach This table provides an overview of counterparty credit risk regulatory requirements and the methods used to calculate it. 31.12.2016 EUR million Replacement Cost Potential Future Credit Exposure EAD post CRM RWA RGC EL Mark-to-market method (OTC derivatives) 64,128 15,876 8,979 5,812 465 5 Financial collateral comprehensive method (SFTs) n.a. n.a. 535 70 6 3 Total 64,128 15,876 9,514 5,882 471 8 31.12.2015 EUR million Replacement Cost Potential Future Credit Exposure EAD post CRM RWA RGC EL Mark-to-market method (OTC derivatives) 65,444 14,653 11,514 8,329 666 4 Financial collateral comprehensive method (SFTs) 0 0 525 61 5 0 Total 65,444 14,653 12,039 8,390 671 4 Table 7-2: IRB - CCR exposures by portfolio and PD scale All CCR exposures are treated under IRB for credit risk capital calculations. The below table provides a detailed analysis of exposures by portfolio and PD scale, equivalent to Table 6-15 , where non-derivatives exposures were captured. “WA-“refers to exposure weighted averages of respective risk parameters. 31.12.2016 Portfolio PD scale EAD post CRM WA-PD WA-LGD WA-maturity RWA RWA density RGC EL (%) (EUR m) (%) (%) (%) (EUR m) (%) (EUR m) (EURm) 0 to 0.15 8,976 0.05 66.2 6.0 5,811 64.7 465 3 OTC-Derivatives 0.25 to 0.35 1 0.32 75.0 20.5 1 100.0 0 0 Unrated 3 100.00 75.0 9.6 0 0.0 0 2 SFTs 0 to 0.15 530 0.04 62.3 0.6 70 13.2 6 0 Unrated 4 100.00 54.0 0.1 0 0.0 0 3 Total 9,514 0.12 66.0 5.7 5,882 61.8 471 8

31.12.2015 Portfolio PD scale EAD post CRM WA-PD 13 WA-LGD WA-maturity RWA RWA density RGC EL (%) (EUR m) (%) (%) (%) (EUR m) (%) (EUR m) (EURm) OTC-Derivatives 0 to 0.15 11,514 9.8 6.8 8,329 10.4 666 4 SFTs 0 to 0.15 525 2.3 0.3 61 0.4 5 0 Total 12,039 8.6 5.6 8,390 8.8 671 4 Table 7-3: Credit valuation adjustment (CVA) overview This table provides an overview of the CVA Capital Charge at EIB, which is calculated according to the Standardised Approach. EUR million EAD post CRM CVA RWA CVA RGC 31.12.2016 9,514 6,103 488 31.12.2015 12,039 7,301 584 The Group receives a material amount of collateral for derivatives covered by a CSA and as part of reverse repurchase transactions. A comprehensive overview of the composition of collateral received for derivatives under an ISDA Master Agreement can be found in Note S.2.5.1, while a summary of collateral received in reverse repos is given in Note S.2.4.2 of the Consolidated Financial Statements under IFRS. Not all such collateral is eligible for regulatory calculations. 13 Not calculated in 2015

8. Securitisation 8.1. Securitisation management The following section should include the most important features about EIB’s use, intentions and risk management with respect to securitisations. Introduction In a broad sense securitisation refers to a transaction or scheme, where the credit risk associated with an exposure or pool of exposures is tranched and has the following characteristics: payments in the transaction or scheme are dependent upon the performance of the exposure or pool of exposures and the subordination of tranches determines the distribution of losses during the ongoing life of the transaction or scheme. A “traditional securitisation” is one where there is an economic transfer of the exposures being securitised from the originator institution to a special purpose vehicle (‘SPV’) while in a “synthetic securitisation” the transfer of risk is achieved by use of credit derivatives or guarantees. The Group has exposure to both synthetic and traditional securitisations as investor and is originator of synthetic securitisation structures. At a high level, the Group is involved in the following transactions, more details are provided below: The Bank invests in Loan Substitutes, which are typically ABS or Covered Bonds14; The Bank has exposure to several facilities that focus on debt based financing via loans and guarantees, where a part of the first loss is taken by a third party and the Bank is the originator of these synthetic securitisations; Under its Guarantees and Securitisation (‘G&S‘) business, EIF provides guarantees to financial intermediaries, credit enhancement to SME securitisation transactions and can purchase tranches of SME securitisation transactions. Securitisation activities and the Group’s objectives EIB Group uses so called Loan Substitutes as alternative financing structures to reach new clients, enhance value added and to improve the Group’s risk profile. The following types of Loan Substitute transactions are used at the Group: Acquisition of Asset Backed Securities (‘ABS’), which are structured debt securities issued by a bankruptcy-remote SPV and backed by a pool of financial assets. Purchase of Covered Bonds, which are ultimately backed by a pool of mortgages or by public sector claims. Although structured in a similar way to ABS, the issuer of a covered bond is a financial institution and it is liable for the repayment of the covered bond. Although mentioned here to provide a complete picture of the Group’s activities, it should be noted that covered bonds are not treated as securitisation exposure for regulatory capital purposes, but under the IRB approach for general credit risk in Chapter 8 above, i.e. the quantitative section below will exclude covered bonds. 14 Covered Bonds are not treated as Securitisation for regulatory capital treatments though and are only mentioned here as they constitute part of the loan substitute portfolio.

Investments in Structured Public Sector Bonds, which are obligations of public sector issuers, in which securitisation techniques are used to enhance the credit profile, e.g. through segregation or ring-fencing of certain of the issuer’s assets. The credit risk has to be equal to a public sector loan and these products were therefore included in the quantitative disclosures. By utilising capital market instruments, such as covered bonds and ABS as a substitute for loans, the Bank significantly increases its ability to diversify the nature of its lending activity. In the field of SME securitisations, EIB and EIF closely cooperate to ensure a consistent risk assessment approach within the Group. In November 2014 the EIB Group and the European Commission jointly announced the Investment Plan for Europe (‘IPE’), to tackle the investment gap that is hampering economic growth and competitiveness in the European Union. Next to economic reforms, fiscal responsibility of the Member States and the removal of barriers to complete the Single Market, the European Fund for Strategic Investments (‘EFSI’) is the key financial component of the IPE, aiming to address existing market failures and sub-optimal investment conditions. EFSI, based on a total of EUR 21 billion risk capital contributions from the EC (EUR 16 billion) and the EIB (EUR 5 billion) is expected to raise more than EUR 60 billion of additional financing by EIB Group, to crowd-in other investors for a targeted additional EUR 315 billion of investment activity catalysed throughout Europe by 2018. Importantly, EFSI is not a separate legal entity but covers a portfolio of financings on EIB Group’s balance sheet which is supported by the EU budget. Notwithstanding the special eligibility rules as defined in the EFSI legislation and the innovative financing instruments facilitated by EFSI, all EFSI operations are EIB operations and fully comply with the Bank’s general standards. The EFSI is deployed by both the EIB and the EIF through the Infrastructure and Innovation Windows (“IIW”) and the SME Window, respectively. The Bank also has exposure to several similar programmes, which are all structured in a similar way, such that EIB is the originator and the risk transfer is done synthetically through guarantees. These include the Guarantee Fund Greece, the Connecting Europe Facility (‘CEF’) and the InnovFin. Details on the exact objectives can be found in the EIB Group Financial Statements. Through its Guarantees and Securitisation (‘G&S’) business, EIF is a major provider of guarantees on SME financing and its aim is to catalyse bank lending to support SMEs and small mid-caps. EIF cooperates with financial intermediaries to provide guarantees on specific tranches of securitisation of SME loan/leases portfolios. The guarantee activities are split into own and mandate activities: EIF uses its own capital to credit enhance tranches of securitisations, which transfers risk from the financial institution providing the loan or lease and enables funding and EIF manages resources on behalf of the European Commission or Member States in mandate activities that facilitate granting of loans and leases to SMEs, where EIF acts as guarantor or counter-guarantor. One such mandate from EC is the Risk Sharing Instrument (‘RSI/InnovFin’), which targets SMEs and mid-caps in research, development and innovation and is managed by EIF. RSI/InnovFin is a guarantee facility, in which the EU takes the first loss tranche and EIB/EIF the second loss tranche.

The different programmes are described further in the annual report of EIF. By providing guarantees (i.e. synthetic risk transfer), EIF can be seen as the investor in a synthetic securitisation. The nature of the activities expose the Group not only to credit risk and counterparty credit risk, but also to concentration risk, liquidity risk arising from liquidity needs to cover potential guarantee calls, foreign exchange risk if guarantees are not in EUR and potentially prepayment risk. EIB Group does not have exposure to re-securitisations. Management, monitoring and reporting In relation to Loan Substitute transactions, the EIB Group attempts to minimise financial losses. This requires: An appropriate financial structure, allocation and mitigation of risks, including an appropriate limit system also addressing EIB Group exposures; Consistency with the Bank’s general approach, the application of the four- eyes-principle; Appropriate and enforceable documentation; Monitoring of the transaction after purchase; Timely and active response and management of transactions in distress. Credit risk of loan substitutes is managed through an individual analysis of all inherent risks of a transaction, detailed analysis of new transactions and monitoring of the loan substitute portfolio mainly relying on external ratings. Due to its importance, there is no cap on the overall volume of loan substitutes, unless they do not fulfil minimum acceptable criteria. TMR monitors loan substitutes on a continuous basis and actions are taking in respect to any deterioration of credit quality. Due to the complex structure of securitisations, the credit performance during times of stress can only be approximated. Therefore EIB’s credit review is prompted to identify the ability of the originator to cover high quality assets, to understand the nature and potentials of the risks, which arise of the underlying asset pool. Loans under the EFSI IIW or similar structures are subject to the same approval, management, monitoring and reporting procedures as conventional lending transactions, i.e. the information provided in Chapter 8 applies. The residual risk of these loans is significantly reduced by the EU guarantee. In addition, for operations under the IIW projects are submitted to the EFSI Investment Committee for the inclusion in the EFSI portfolio partially guaranteed by the EU budget. The Group manages the credit risk arising from guarantee and securitisation transactions of the Fund that are funded by own resources by risk management policies (covered by the Statutes) and EIF’s internal risk operational guidelines. Each new transaction is reviewed in detail to analyse the risks, the methodologies that should be applied and an internal rating assessment is performed. The performance of each transaction is reviewed regularly, at least on a quarterly basis but more frequently for transactions not performing to EIF’s expectations, and discussed at a quarterly IRC (Investment Risk Committee) meeting. Semiannual risk reports and quarterly surveillance reports are also submitted to the IRC on a quarterly basis. Monthly internal risk reporting is performed by Risk Management, Credit Risk (‘RM CRM’), which is submitted to the Chief Executive. Further information in respect to EIF’s guarantee activities and its management, monitoring and reporting can be found in both the Group Financial Statements as well as in the Fund’s Annual Report. Measurement The securitisation activities in which EIB is the originator, i.e. EFSI and other mentioned facilities, are not externally rated and the Supervisory Formula Method (‘SFM’) is used to calculate capital requirements. All such securitised assets remain on balance sheet at EIB. The majority of loan substitutes are externally rated and therefore the Ratings Based Method (‘RBM’) is used to calculate regulatory capital. Ratings from all three major external rating agencies (Moody’s, S&P and Fitch) are obtained, when available, and the risk weights are determined according to the second best external rating. Investments in securitisations without an external rating are deducted from capital.

8.2. Quantitative disclosure Table 8-1: Securitisation activities - Balance of securitised product exposure and their type at the end of each reporting period This table presents EIB’s securitized exposure as originator of securitisation activities in the banking book during the reporting period. 31.12.2016  Bank acts as originator or sponsor  Bank acts as investor EUR million Traditional Synthetic Sub-total Traditional Synthetic Sub-total Loans  0 22,537  22,537  6,751  6,326  13,077 Commercial mortgage  0  0  0  0  0  0 Lease and receivables  0  0  0  0  0  0 Re-securitisation  0  0  0  0  0  0 Wholesale (total)  0  22,537  22,537  6,751  6,326  13,077 31.12.2015  Bank acts as originator or sponsor  Bank acts as investor EUR million  Traditional  Synthetic  Sub-total  Traditional  Synthetic  Sub-total Loans  0  20,055  20,055  6,288  4,710  10,998 Commercial mortgage  0  0  0  0  0  0 Lease and receivables  0  0  0  0  0  0 Re-securitisation  0  0  0  0  0  0 Wholesale (total)  0  20,055  20,055  6,288  4,710  10,998 Table 8-2: Securitisation positions and associated regulatory capital - Bank acting as originator This table presents securitisation banking book positions when the Group acts as originator with the associated capital requirements by regulatory approach applied. Note that all exposures treated with 1250% risk weight are deducted from capital and therefore no RWA or capital requirement is given here. 31.12.2016 EUR million  Long term external rating  EAD  RWA  Regulatory capital AA- or better  A+ to BBB-  BB+ to CCC-  Unrated  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction  IRB RBA  IRB SFA  SA / SSFA  1250%  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction Traditional  0  0  0  0  0  0  0  0  0  0  0  0  0  0  0  0 Synthetic  0  184  58  22,294  243  20,146  0  2,148  462  2,092  0  0  37  167  0  2,148 Total  0  184  58  22,294  243  20,146  0  2,148  462  2,092  0  0  37  167  0  2,148 31.12.2015 EUR million  Long term external rating  EAD  RWA  Regulatory capital AA- or better  A+ to BBB-  BB+ to CCC-  Unrated  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction  IRB RBA  IRB SFA  SA / SSFA  1250%  IRB RBA  IRB SFA  SA / SFA  1250% / Deduction Traditional  0  0  0  0  0  0  0  0  0  0  0  0  0  0  0  0 Synthetic  0  146  0  19,909  144  18,242  0  1,668  230  1,738  0  0  18  139  0  1,668 Total  0  146  0  19,909  144  18,242  0  1,668  230  1,738  0  0  18  139  0  1,668

All securitised assets are retained on balance sheet and no facilities are subject to the early amortisation treatment. Table 8-3: Securitisation positions and associated regulatory capital - Bank acting as investor The table presents securitisation banking book positions when the Group acts as investor with the associated capital requirements according to regulatory approach applied. 31.12.2016 EUR million  Long term external rating  EAD  RWA  Regulatory capital AA- or better A+ to BBB-  BB+ to CCC-  Unrated  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction  IRB RBA  IRB SFA  SA / SSFA  1250%  IRB RBA  IRB SFA SA / SSFA  1250% / Deduction Traditional  4,314  1,273  0  1,164  5,587  0  0  1,164  655  0  0  0  52  0  0  1,164 Synthetic  179  1,241  4,036  870  1,449  0  0  4,877  464  0  0  0  37  0  0  4,877 Total  4,493  2,514  4,036  2,034  7,036  0  0  6,041  1,119  0  0  0  89  0  0  6,041 31.12.2015 EUR million  Long term external rating  EAD  RWA  Regulatory capital AA- or better  A+ to BBB-  BB+ to CCC-  Unrated  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction  IRB RBA  IRB SFA  SA / SSFA  1250%  IRB RBA  IRB SFA  SA / SSFA  1250% / Deduction Traditional  3,776  1,565  0  948  5,340  0  0  948  670  0  0  0  54  0  0  948 Synthetic  420  412  103  3,774  893  0  0  3,817  540  0  0  0  43  0  0  3,817 Total  4,196  1,977  103  4,722  6,233  0  0  4,765  1,210  0  0  0  97  0  0  4,765 All securitisation exposures are classified as held-to-maturity. Therefore, any gains or losses from sale are immaterial as they only occur when significant deterioration of the asset allows for a sale. Table 8-4: Summary of capital requirements (RGC) for securitisation activities This table summarises the overall capital requirements and capital to be deducted from CET1 for securitisation activities of the Group. 31.12.2016  31.12.2015 EUR million  EAD  RWA  RGC  Capital deduction  EAD  RWA  RGC Capital deduction Bank acts as originator  22,537  2,554  204  2,148  20,055  1,968  157  1,668 Bank acts as investor  13,077  1,119  90  6,042  10,998  1,210  97  4,765 Total  35,614  3,673  294  8,190  31,053  3,178  254  6,433

Table 8-5: Assets securitised: Impaired or past due and recognised losses over the period The following table provides a view on the impaired/past due assets that are securitised and the losses recognised over the year 2016. 31.12.2016  Impaired / past due assets  Losses recognised over the period EUR million  Traditional  Synthetic  Total  Traditional  Synthetic  Total Loans  0  1,033  1,033  0  0  0 Wholesale (total)  0  1,033  1,033  0  0  0 31.12.2015  Impaired / past due assets  Losses recognised over the period EUR million  Traditional  Synthetic  Total  Traditional  Synthetic  Total Loans  0  1,204  1,204  0  0  0 Wholesale (total)  0  1,204  1,204  0  0  0

9. Non-traded market risk Introduction Non-traded market risk covers the risks that may arise from banking book activities, such as interest rate risk, spread risk, equity risk or foreign exchange (‘FX’) risk. Information on liquidity and funding risks can be found in the following chapter. To date, the Group does not have a trading book; therefore market risk only arises from the Group’s ALM, treasury and the Fund’s Equity Investment activities. The Fund´s interest rate risk is driven by cash or cash equivalent positions as well as investments in debt securities. The most part of the Fund’s treasury management has been fully outsourced to the Bank under a treasury management agreement. No regulatory capital is required to be allocated to non-traded market risk; nevertheless the Bank identified market risk as a significant risk and allocates economic capital for some of its treasury positions. Management Management of market risks of the Bank is undertaken by RM/FIN and by the Fund’s Risk Management. The Bank´s financial risk operational guidelines relate to financial risk identification, measurement and monitoring, including limit setting, compliance and reporting. They are approved by the Management Committee and any amendments must be sent to the Management Committee for approval after consultation with the Finance Directorate (‘FI’) and discussion within ALCO, when appropriate. They do not explicitly address the risks arising from the management by the Bank of financial resources entrusted to it neither by the EIF nor, in general, third parties. The Group’s key market risks are interest rate and equity risk, which are considered in the following sections. There is a low risk tolerance for FX risk and derivatives are used to eliminate currency mismatches. The Group tries to limit its spread risk, which is the risk of widening the spread between lending and funding activities of the Bank, by reducing maturity mismatches between the lending and funding side. In addition, during 2016, the Bank implemented a cross currency basis risk monitoring. Measurement The Financial Statements provide a good overview on market risks in Note S.4. Interest rate and FX risk is quantified by a VaR of own funds, which is summarised here, but further information including methodology is provided in the Financial Statements. Table 9-1: Interest rate and foreign exchange risk measurement at the EIB Group Figures are based on a one-day VaR using a 99% confidence level. EUR million  31.12.2016  31.12.2015 Group VaR  258  457 Stress testing of market risks is performed at EIB on a regular basis and information is reported through the CARE report and the ICAAP.

Table 9-2: Market risk stress testing results for EIB The table provides an overview of the main market risks at EIB through the impact on the economic value of own funds of stress tests. The underlying scenarios are as follows: Interest rate risk: 200 basis point upward parallel shift of interest rate curve Spread risk: 50 basis point increase in the Bank’s funding cost (measured in term of swap spreads) on all future funding requirements relating to the refinancing of outstanding assets Equity risk: 50% reduction of the Bank’s subscribed capital in the EBRD and the EIF equity as well as a 50% reduction in investments related to venture capital operations and investments funds FX risk: 20% value reduction for the Bank’s positions denominated in FX currencies Impact on economic value of own funds  EUR million  31.12.2016  31.12.2015 Interest rate risk15  7,467  7,254 Spread risk  1,809  1,624 Equity risk16  4,990  4,102 FX risk  457 648 Total  14,722  13,628 9.1. Interest rate risk in the banking book Introduction From a regulatory perspective all interest rate risk the Group is exposed to, is classified as Interest Rate Risk in the Banking Book (‘IRRBB’), as, to date, no trading book exists. Interest rate risk is defined as the volatility in the economic value of, or in the income derived from, the Group’s positions due to adverse movements in market yields or the term structure of interest rates. Exposure to interest rate risk occurs due to differences in repricing and maturity characteristics of the different assets, liabilities and hedge instruments. Management, monitoring and reporting The Group follows relevant key principles of BCBS17 in its management and monitoring of interest rate risk. The Bank measures and reports IRRBB on a monthly basis in two ways. Firstly an aggregated version of value-at-risk (‘VaR’) figures is included in the RM internal risk reports, which are presented to the MC. Moreover, a Global Interest Rate Risk Report is published internally and serves as a report for financial risk management and operational ALM with a greater level of detail. There is a permanent working group on interest rate risk monitoring, which was established within the ALCO. The working group’s activities include review and analysis of interest rate risk exposure, considering the exposure size and evolution and reporting to ALCO on operational actions and consequences. 15 For this figure treasury deals and their hedges have not been taken into account, while in the stress scenario given below in the Interest rate section all bank exposures were considered. 16 EUR 1,762m (2015: 1,766m) arises from strategic participations and EUR 3,227m (2015: EUR 2,336m) from venture capital operations and the investment funds. Note that the underlying exposures do not reconcile directly to the information in section 9.1 as here only the Bank’s exposure is considered. 17 See Principles for the Management and Supervision of Interest Rate Risk, July 2004 and Standards for Interest Rate Risk in the Banking Book (IRRBB), April 2016

Interest rate risk disclosures focus on the Bank. The footnote to the stress test below on the Group provides an indication of materiality. The duration of the Fund’s portfolios is monitored on a weekly basis. Measurement The EIB applies a duration of own funds as a primary interest rate risk metric, with a target duration of 4.5 to 5.5 years. EIB uses a VaR approach to quantify interest rate and foreign exchange risk on own funds. In addition, it performs stress tests to understand the impact on the economic value of own funds using a standardised interest rate shock and performs analysis on the Bank’s sensitivity of earnings. For additional details, refer to the Financial Statements, Note S.4.2 “Interest rate risk”. When measuring interest rate risk, certain key assumptions are made for different products. Cash flows are modelled for revisable/convertible transactions and all principal cash flows due after the next revision/conversion date are summed and mapped to this date. For callable issues, which always are micro swapped, the maturity of the transaction is not altered by the call option, i.e. the deal (the package bond and swap) is considered to last until final maturity. Table 9-3: Interest Rate Risk in the Banking Book: 200 basis point stress test The below table gives a stress test analysis of the Bank only (i.e. not including the Fund)18, which measures the impact of a +/- 200 basis point (‘bp’) parallel shift of the respective interest rate curve19 on the economic value of own funds, measured in EUR million20. Values shown are for year end 2016 and 2015. 31.12.2016  31.12.2015 EUR million  -200bp IR Scenario  +200bp IR Scenario  -200bp IR Scenario  +200bp IR Scenario CHF  -2  1  -3  -6 CZK  0  -5  1  -9 EUR  1,462  -7,459  2,559  -7,270 GBP  42  -38  80  -59 HUF  1  -2  1  -1 JPY  0  6  -1  7 PLN  6  -7  20  -20 SEK  -2  0  -3  -1 USD  74  -73  41  -57 ZAR  2  -1  2  -2 Total own funds  1,583  -7,579  2,697  -7,418 The Bank considers a Basis Point Value (‘BPV’) measure as another key metric that is monitored and reported regularly. The BPV is the gain or loss in the net present value of a position due to a one basis point (0.01%) increase in interest rates (swap curves) on tenors ranging within a specified time segment. The BPV exposures in EUR are subject to a different interpretation as they measure the deviations between the interest rate risk sensitivity of the Bank’s positions denominated in EUR vis- 18 For an impact of a 200 basis point upward parallel shift of the interest rate curves on economic value of own funds of the whole Group, refer to Note S.4.2.1 in the Consolidated Financial Statements under IFRS. This was EUR 7.7 billion for end of 2016 (2015: EUR 7.6bn). For the EIF, the impact was EUR 0.1bn for the end of 2016 (2015: EUR 0.1bn). 19 There is a floor of 0% on the -200bp shock. 20 Currencies for which all stress tests had an immaterial impact of less EUR 500,000 were excluded from this table.

à-vis the NOPOF (Notional Portfolio of Own funds) which is the Bank’s benchmark portfolio representing the level of interest rate risk targeted by the Bank. Table 9-4: Interest Rate Risk in the Banking Book: Basis Point Value This table provides the economic value sensitivity to changes in interest rates based on a BPV measure. The sensitivities are provided for the Bank only, but are also relevant to the Fund21. December 2016 BPV exposures (in ‘000 EUR) Less than 1 year  Between 2-3 years  Between 4-6 years  Between 7-11 years  Between 12-20 years  Between 21-30 years  More than 30 years CHF  -4  -6  -9  7  19  0  0 CZK  -17  -3  -4  -3  -1  -0  0 DKK  2  -1  -1  -1  0  0  0 EUR  -143  72  87  -56  -75  -166  -193 GBP  -75  100  121  -112  -147  -139  16 HUF  -3  -4  -1  -0  -0  0  0 JPY  10  1  22  -1  0  -0  0 NOK  6  -0  -1  -2  -0  0  0 PLN  -53  -8  23  5  -3  -0  0 SEK  -1  -4  -5  2  9  1  0 USD  -24  -38  -109  -12  -150  73  -13 ZAR  4  -1  -3  -5  -3  -0  0 December 2015 BPV exposures (in ‘000 EUR) Less than 1 year  Between 2-3 years  Between 4-6 years  Between 7-11 years  Between 12-20 years  Between 21-30 years  More than 30 years CHF  -11  -9  -17  -3  12  0  0 CZK  -27  -5  -7  -6  -2  0  0 DKK  3  0  -1  -1  0  0  0 EUR  -401  108  -31  -185  -263  127  -135 GBP  -97  140  -110  20  -218  -105  19 HUF  -1  -4  -2  0  0  0  0 JPY  11  1  20  5  0  0  0 NOK  0  0  -1  -1  0  0  0 PLN  -53  -11  -18  -19  -4  0  0 SEK  -6  -5  -7  0  13  1 0 USD  -92  -48  -108  65  -126  53  -13 ZAR  0  -1  -2  -3  -2  0  0 9.2. Equity exposure in the banking book Introduction Non-traded equity risk refers to the potential loss that may be incurred as a result of reduction in the fair value of an equity investment in the EIB Group banking book. 21 Currencies for which the BPV sensitivity had an immaterial impact of less EUR 500 for all time buckets were excluded from this table.

The Group is exposed to equity risk from the following sources: EIB’s participations in the European Bank of Reconstruction and Development (‘EBRD’) and in the EIF (which is consolidated for the purpose of this report), Equity-type investments including investments in infrastructure funds and in the Structured Finance Facility (‘SFF’), and Venture capital and Growth Capital operations made by EIF on behalf of EIB under the Risk Capital Resources (‘RCR’) and the EREM mandates22 and under own resources (usually as coinvestments with Mandates). Detailed information on the size of the equity portfolio broken down by the above exposure type is provided in the Financial Statements for EIB Group under EU Directives in Note E, including further information on off-balance sheet exposures. Management, monitoring and reporting The Fund established specific risk management practices and measurement methodologies, which are detailed in the EIF Financial Statements. This Report provides some general information about the management practice in the following paragraphs. The core is a structured and regular fund manager review process, in which the financial performance of each fund manager and fund in the portfolio is assessed, operational issues at the level of fund managers are identified, and remedy actions are agreed. This process is run by Risk Management and involves the various front offices of the Fund. Considering equity risk arising from venture capital and middle market investments under the RCR and EREM mandates, EIF monitors the exposures and reports to the Management Committee of the EIB on a quarterly basis. This report includes key performance indicators, the RCR headroom, allowed investments, details on portfolio diversification as well as expected investment performance. For more quantitative details concerning equity exposures in the banking book, refer to Section 3.2. of the EIF Financial Statements. Private equity investments are especially important to the Fund, therefore further information about the private equity portfolio composition can be found in its Financial Statements. Regarding equity risks associated with third party participations, EIB performs monitoring and reporting on a monthly basis in its internal risk reports. Furthermore the negative P&L impacts, which result from participations, are covered in the annual P&L statement and are therefore covered by the Financial Statements. Due to the strategic nature of these investments, no risk measurement is deemed necessary. The bank separates these exposures in the balance sheet using specific provisions such as capital reserves. EIB separates between equity risks inside the European Union and operations outside the EU. As the latter sometimes bear more risk, relative to operations inside the European Union, EIB has established strong non-European equity risk guidelines. These guidelines range from more rigorous 22 The RCR was established out of the Risk Capital Mandate (‘RCM’) in 2013.

due diligence advisory and prudent valuation to continuous monitoring and reporting of equity investments. Measurement Investments in venture capital operations, infrastructure and investment funds are valued in line with accounting policies, for which we refer to Note A.4.7.3 of the Financial Statements. The Group assesses the impact on own funds due to reasonable possible changes in equity indices on a regular basis. The impact of such an assessment as well as more information on the measurement is provided in the Financial Statements, Note S.4.4. As for EIF, the measurement of the quality and performance of the EIF equity portfolio is grounded in the fund manager review process described above, and is performed on the basis of the grades assigned to the fund managers (“Operational Grade”) on the one hand and to the fund (“Performance Grade”) on the other. In addition, Risk Management exploits the breadth and depth of data accumulated on the past experience of the portfolio, in order to derive simulations and scenarios as to future expected returns and performance. Finally, the EIF quantifies equity risk arising from private equity investments via a Capital Asset Pricing Model (‘CAPM’). Deriving reasonable statistics, which could then be used for a private equity CAPM, is challenging due to the lack of historical data concerning aforementioned investments. That is why EIF’s risk management estimates a conservative beta derived from different private equity indices, refer to Section 3.2.4.1 of EIF’s Financial Statements.

10. Liquidity risk 10.1 Liquidity risk management Introduction Liquidity risk is the risk that the Group has insufficient capacity to fund increases in assets and meet obligations as they come due, without occurring unacceptable losses. It can be further split into funding liquidity risk and market liquidity risk. Funding liquidity risk is connected to the risk of the Group of being unable to refinance the asset side of its balance sheet and to meet payment obligations punctually and in full out of readily available liquid resources. Market liquidity risk is the volatility in the economic value of, or in the income derived from, the Bank’s positions due to potential inability to execute a transaction to offset, eliminate or reduce outstanding positions at reasonable market prices. The Group’s main objective is to ensure that it can always meet its payment obligations punctually and in full. The Bank uses large, liquid benchmark bonds in the main currencies (EUR, GBP and USD, refer to Table 7-4) and, with a view to taking advantage of favourable market conditions and diversifying funding sources and techniques. For an overview of the current funding programme and its currencies and maturities, refer to Note I of the Financial Statements. Liquidity management is done by the Finance Treasury Department through the combination of different short, medium and long term portfolios that follow different objectives to ensure the Bank is able to meet its liquidity needs. The Bank can access short term liquidity provided by the European Central Bank (‘ECB’) like other participants, as it has been admitted to participate in the Eurosystem Operations with the ECB. Regarding long term liquidity, the Bank keeps under control the maturity mismatches between its lending and borrowing activities. The Financial Statements provide further information on liquidity management. Management, monitoring and reporting The Bank manages liquidity risk in the Financial Risk Department of the Risk Management Directorate. The Bank’s liquidity risk management is aligned to the Principles for Sound Liquidity Management of BCBS, on which the liquidity policy is based. Liquidity risk is managed prudently in order to ensure the regular functioning of the Bank’s core activities at reasonable cost. EIB performs cumulative liquidity gap analyses to understand the Bank’s funding requirements needed to reimburse all borrowings at maturity. In addition the Bank also measures the reinvestment risk components of spread risk (refer to Section 9.1). RM monitors the evolution of liquidity and funding metrics on a weekly basis and regularly informs Management through the Liquidity Situation and RM internal Risk Report. Liquidity risk at the Fund is managed in such a way as to protect the value of the paid–in capital, ensure an adequate level of liquidity to meet possible guarantee calls, private equity commitments and administrative expenditure and earn a reasonable return on assets invested with due regard to minimisation of risk. The treasury guidelines are designed to ensure funds are available.

Further information on the Group’s liquidity risk management is provided in the Financial Statements, Note S.2. These also provide the maturity profile for derivative and non-derivative financial liabilities. Measurement The Financial Risk Department calculates various liquidity metrics on a weekly basis with the aim of ensuring that the Bank holds an adequate liquidity buffer to cover its future net cash outflows. Also regular stress-testing analyses on different liquidity and funding scenarios are performed to determine the appropriate size of the Bank’s liquidity buffer. The various scenarios take into account different lending and funding forecasts as well as stressed loan repayments and liquid assets. Both market and funding liquidity risks are covered by the scenarios. 10.2 Liquidity coverage ratio Compliance with the Liquidity Coverage Ratio (‘LCR’) initial minimum limit (60%) is required for regulated banks as of 1 October 2015 while full implementation will be required by 2018 (100%). The EIB implemented the LCR reporting in line with the requirements of the 2014 delegated act by the European Commission. 10.3 Net stable funding ratio The Basel III framework proposed significant enhancements to liquidity risk management, which include the Net Stable Funding Ratio (‘NSFR’). The NSFR is expected to be binding from January 2019.  The Group follows these developments closely and will disclose additional information on this ratio when it comes into force. 10.4 Asset encumbrance An asset is considered to be encumbered if it has been pledged or if it is used to secure, collateralise or credit enhance a transaction such that it cannot be freely withdrawn by the Bank. Marketable, high-quality assets that are unencumbered are part of a liquid asset portfolio as they can generally help to obtain emergency liquidity in stress situations. Supervisors have started focusing more on monitoring levels of asset encumbrance and emphasise that this topic should be considered in a bank’s risk management process. The Group monitors its encumbered assets through its Finance Directorate and is in the process of setting up a robust methodology to ensure the level of encumbered and unencumbered assets is consistently monitored within the Group risk management.

At end-2016, the only assets which may be classified as encumbered according to EBA’s guidelines 23 on encumbered assets are EIB’s assets deposited at the BCL. The deposited assets are in the form of debt securities, which may be potentially used for refinancing operations with the central bank. However, the assets are not encumbered from a legal perspective because any refinancing operation would be executed in the form of a repo, which involves full title transfer. As at 31.12.2016 the Bank had engaged in repo transactions in GC Pooling platform of EUREX AG. The EIB Group does not accept encumbered securities as financial collateral. No third party could encumber EIB’s loan collateral unless EIB would re-pledge the collateral voluntarily. However, as at 31.12.2016 there was no recognized reuse of collateral. Derivatives collateral is in the form of debt securities and cash. It is fully available for encumbrance because it is received under English law CSAs which involve full title transfer. However, as at 31.12.2016 there was no recognized reuse of collateral. The following disclosures follow EBA’s disclosure templates on asset encumbrance. Table 10-1: Encumbered and unencumbered assets of EIB Group The below table provides an overview of the amount and type of accounting values of on balance sheet assets that are encumbered and unencumbered at EIB Group. 31.12.2016 Encumbered Assets Unencumbered assets EUR million Carrying amount of encumbered assets Fair value of encumbered assets Carrying amount of unencumbered assets Fair value of unencumbered assets Assets of the reporting institution 0 0 574,547 579,490 Loans 0 0 472,369 504,596 Equity instruments 0 0 4,333 6,028 Debt securities 0 0 67,496 67,967 Other assets 0 0 30,349 899 Table 10-2: Encumbrance of collateral received by EIB Group This table shows the amount and type of collateral received by the Group that is encumbered or available for encumbrance. 31.12.2016 EUR million Fair value of encumbered collateral received or own debt securities issued Fair value of collateral received or own debt securities issued available for encumbrance Collateral received by the reporting institution 0 81,053 Equity instruments 0 0 Debt securities 0 67,776 Other collateral received 0 13,277 Own debt securities issued other than own covered bonds or ABSs 0 0 23 EBA/GL/2014/03: Guidelines on disclosure of encumbered and unencumbered assets.

Table 10-3: Sources of encumbrance The below table provides information on liabilities associated with encumbered assets and collateral. 31.12.2016 EUR million  Matching liabilities, contingent liabilities or securities lent Assets, collateral received and own debt securities issued other than covered bonds and ABSs encumbered Carrying amount of selected financial liabilities 0 0

11. Operational risk Introduction The Group aims to systematically identify operational risks, assess and monitor these on an ongoing basis and ensure that sufficient controls and risk mitigants are in place to limit the operational risk exposure the Group has. The approach to operational risk is defined through an Operational Risk Framework separately for EIB and EIF. EIB uses an Advanced Measurement Approach (‘AMA’) to measure economic and regulatory capital requirements for operational risk for the Bank, while EIF applies the Basic Indicator Approach. EIB’s AMA model EIB has developed an operational risk model following the AMA, which is both used for economic capital as well as regulatory capital calculations. The Bank’s AMA model relies on four key inputs, which are all defined through the above provided information on the operational risk framework: Internal loss data, which has been collected since 2003. Each event is documented in an internal system, out of which the AMA model obtains its data. External loss data, which is sourced from an external database on a quarterly basis. Scenario analysis, which is performed annually to obtain expert opinion on high impact operational risk scenarios. Factors reflecting the business environment and internal control systems, which are the KRIs described above and exist for each business line. Through a combination of above data, a statistical distributions reflecting the Bank’s severity and frequency of losses due to operational risks is created, which is then adjusted by KRIs. The AMA model used in the Bank is regularly validated by independent expert third parties. The Group does not use insurance or similar risk control elements for mitigating operational risks within their AMA model.  Internal risk reporting Reports are used by the Operational Risk function (‘OPR’) to assist management in understanding, monitoring, managing and controlling risks and losses. The Operational Risk function produces the Operational Risk Monthly Report in order to reflect the up-to-date status of operational risks within the Bank. The reports includes: internal loss data, NPC actions, operational risk scorecards, as well as the quarterly VaR results calculated by the AMA model. The reports are distributed to appropriate levels of management and to areas of the Bank, which might be impacted by the report. On an annual basis, OPR prepares a Cartography of Risks (thereafter ‘CARE’) report as a comprehensive analysis of the risks faced by the Bank and of any existing gap in their treatment or mitigation. The CARE report is a source of information for the ICAAP and is distributed and presented to the Audit Committee.

11.1. Quantitative disclosure To provide a better understanding of the operational risk losses the Bank has incurred, an overview is provided in Figure 11-1 by type of operational risk event and by business line: Figure 11-1: Overview of internal losses of EIB (2003 - 2016) These charts provide an overview of internal losses from 2003 to 2016 of EIB. Information on the number of loss events as well as the total loss amounts are provided by internal loss event type. Only events that lead to losses have been included. Operational risk internal loss events by event type Business disruption and system failures Clients, Products & Business Practices Employment Practices and Workplace Safety  Execution, Delivery & Process Management External Fraud Internal Fraud 248 1 1 30 12 1 Operational risk internal loss amount in ‘000 EUR by event type Business disruption and system failures Client, Products & Business Practices Employment Practices and Workplace Safety Execution, Delivery & Process Management External Fraud Internal Fraud 13,003.8 658.0 6.0 178.0 0.2 5.0

12. Remuneration policy The information regarding the remuneration arrangements of key management personnel as well as staff can be found on EIB’s official website. The remuneration of members of the Governing Bodies is provided in detail, while for all staff salary bands are provided and EIB’s bonus system is explained.

13. Appendix 13.1. Appendix I - Risk terminology Risk type Sub-risk type Measurement, monitoring and management of risk Credit Risk Credit default risk The risk that a borrower or counterparty will fail to meet its obligations in accordance with agreed-upon terms. On EIB's definition this sub-risk type includes country and transfer risk. Issuer credit risk The potential loss in terms of a decrease in asset values or the default of payments that the bank may incur due to the decrease in the quality of the respective counterparts; Different PD, LGD and EAD models; CreditMetrics for economic capital calculation, which especially covers credit concentration risk Credit concentration risk The potential loss resulting from excessive concentration of exposure to a single client or a specific sector Counterparty credit risk The risk that the counterparty to a transaction could default before the o final settlement of the transaction's cash flows. An economic loss would occur if the transactions or portfolio of transactions with the counterparty has a positive economic value at the time of default. Unlike a firm’s exposure to credit risk through a loan, where the exposure to credit risk is unilateral o and only the lending bank faces the risk of loss, CCR creates a bilateral risk of loss: the market value of the transaction can be positive or negative to either counterparty to the transaction. The market value is uncertain and can vary over time with the movement of underlying market factors. Current exposure method; IMM for internal use Market risk (in the banking book) Interest rate risk The volatility in the economic value of, or in the income derived from, the Bank’s positions due to adverse movements in market yields or the term structure of interest rates. Exposure to interest rate risk occurs due to differences in repricing and maturity characteristics of the different asset, liability and hedge instruments Duration of own Funds Delta Normal Value at Risk for internal use Spread risk is the volatility in the economic value of, or in the income derived from, the Bank’s positions due to movements in the funding or lending spread of the Bank. BPV Monitoring FX risk is the volatility in the economic value of, or in the income derived from, the Bank’s positions3 due to adverse movements of FX rates. Delta Normal Value at Risk for internal use

Equity risk The volatility in the economic value of, or in the income derived from, the Bank’s positions due to the change in valuation of equity investments, in particular a reduction in value compared to the price paid or attributed to the equity investment at the time of the initial acquisition or commitment. EIF uses a Capital Asset Pricing Model Liquidity risk Funding liquidity risk The risk for the Bank to be unable to refinance the asset side of its balance sheet and to meet payment obligations punctually and in full out of readily available liquid resources. The Bank installed several different ratios which monitors the liquidity risk under different time horizons and stressed scenarios Market liquidity risk The volatility in the economic value of, or in the income derived from, the Bank’s positions due to potential inability to execute a transaction to offset, eliminate or reduce outstanding positions at reasonable market prices. Operational risk The risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. EIB uses an AMA Model EIF uses the basis indicator approach Custodian risk The risk of financial loss resulting from a custodian being unable or unwilling to fulfil any obligation incumbent on it in due time, which includes the risk that the custodian is unable or unwilling to fulfil any requirements to keep assets under custody appropriately segregated as required by law or contract. No special risk measurement in place Model risk The risk that the institution makes decisions (e.g. in assessment and valuation) that result in financial losses due to model deficiencies. No special risk measurement in place

13.2. Appendix II - Abbreviations ABS Asset Backed Securities ALCO ALM Committee ALM Asset Liability Management AMA Advanced Measurement Approach (for operational risk) AT1 Additional Tier 1 (Capital) BCBS Basel Committee on Banking Supervision BPV Basis Point Value CAD Capital Adequacy CARE Cartography of Risks CCF Credit Conversion Factor CET1 Common Equity Tier 1 (Capital) CRA Credit Risk Adjustment CRAG Credit Risk Assessment Group CRD IV/CRR Capital Requirements Directive IV and Regulation CRM Credit Risk Mitigation CSA Credit Support Annex DSMC Derivatives Strategy and Models Committee EAD Exposure at Default EBA European Banking Authority EFSI European Fund for Strategic Investments EC European Commission EDTF Enhanced Disclosure Task Force EIB European Investment Bank EIF European Investment Fund EL Expected Loss ELM External Lending Mandate EU European Union FI Finance Directorate FMGP Financial Monitoring Guidelines and Procedures FX Foreign Exchange GLR General Loan Reserve GSM Guarantees, Securitisations and Microfinance ICAAP Internal Capital Adequacy Assessment Process IIW Infrastructure and Innovation Window IMM Internal Model Method (for counterparty credit risk) IPE Investment Plan for Europe IRB Internal Ratings Based (approach for credit risk) IRM Internal Rating Methodology IRMMC Internal Rating Model Maintenance Committee IRRBB Interest Rate Risk in the Banking Book ISDA International Swaps and Derivatives Association LCR Liquidity Coverage Ratio LG Loan Grading LGD Loss Given Default LGTT Loan Guarantee Instrument for Ten-T Projects MC Management Committee NOPOF Notional Portfolio of Own Funds NPC New Product Committee NSFR Net Stable Funding Ratio OPS Operational Directorates PE Private Equity PBI Project Bond Initiative PD Probability of Default RCR Risk Capital Resource RM Risk Management Directorate

RSFF Risk-Sharing Finance Facility RSI Risk Sharing Instrument RWA Risk Weighted Assets SAR Special Activities Reserve SFF Structured Finance Facility SFT Securities Financing Transactions SME Small and Medium-Sized Enterprises SPV Special Purpose Vehicle T2 Tier 2 (Capital) TMR Transaction Management and Restructuring VaR Value-at-Risk 13.3. Appendix III - List of figures Figure 4-1: Organisational structure of the Risk Management Directorate at the EIB  14 Figure 4-2: Organisational structure of Risk Management at the EIF  14 Figure 4-3: EIB's operational risk framework  32 Figure 6-1: Credit risk exposure by IRB exposure class  42 Figure 6-2: Credit risk exposure by geography (>15 EUR billion of EAD) in %  49 Figure 11-1: Overview of internal losses of EIB (2003 - 2016)  87 13.4. Appendix IV - List of tables Table 4-1 Main EIB risk types as of 2016  17 Table 5-1: CAD ratio across different stress testing scenarios  34 Table 5-2: Own funds disclosure  35 Table 5-3: Reconciliation tables for own funds  35 Table 5-4: EIB Group’s CRR methodologies per risk type  36 Table 5-5: Overview of risk-weighted assets (RWA) and regulatory capital (RGC) by exposure class  36 Table 5-6: CRR Leverage ratio common disclosure  38 Table 5-7: Break-down of CRR leverage ratio exposure by type of banking book exposure  38 Table 5-8: Countercyclical capital buffer  39 Table 5-9: G-SII Indicators  40 Table 6-1: CRR exposure classes mapped to EIB counterparty types  41 Table 6-2: Analysis of exposures (on and off balance sheet) and portfolio quality by product at 31.12.2016  43 Table 6-3: Changes in defaulted loans and debt securities from year-end 2015 to 2016  44 Table 6-4: Specific credit risk adjustments by IRB exposure class  44 Table 6-5: Defaulted exposures and specific provisions on loans  45 Table 6-6: Average credit risk exposures over the year  46 Table 6-7: Geographical distribution of credit risk exposures  47 Table 6-8: Distribution of credit risk exposures by economic sector at year-end  50 Table 6-9: Distribution of credit risk exposures by residual maturity  52 Table 6-10: Overview of protections against credit risk  53 Table 6-11: Credit exposure secured by collateral and coverage ratio break-down  54 Table 6-12: Protected exposure by guarantor rating class  54

Table 6-13: Standardised approach  54 Table 6-14: EIB's internal ratings  56 Table 6-15: Estimation of weighted average risk parameters by IRB portfolio and PD range at year-end  59 Table 6-16: Back-testing the internal rating process and PD per portfolio  61 Table 6-17: Changes in IRB Credit risk RWA during 2015  61 Table 6-18: Credit risk mitigation effect on RWA  62 Table 6-19: Exposure weighted-average risk parameters by relevant geographical region  63 Table 6-20: Equities under the simple risk weight method  64 Table 6-21: Cash and other non-credit obligation exposures  64 Table 7-1: Analysis of counterparty credit risk exposure (CCR) by approach  67 Table 7-2: IRB - CCR exposures by portfolio and PD scale  67 Table 7-3: Credit valuation adjustment (CVA) overview  68 Table 8-1: Securitisation activities - Balance of securitised product exposure and their type at the end of each reporting period  73 Table 8-2: Securitisation positions and associated regulatory capital - Bank acting as originator  73 Table 8-3: Securitisation positions and associated regulatory capital - Bank acting as investor  74 Table 8-4: Summary of capital requirements (RGC) for securitisation activities  74 Table 8-5: Assets securitised: Impaired or past due and recognised losses over the period  75 Table 9-1: Interest rate and foreign exchange risk measurement at the EIB Group  76 Table 9-2: Market risk stress testing results for EIB  77 Table 9-3: Interest Rate Risk in the Banking Book: 200 basis point stress test  78 Table 9-4: Interest Rate Risk in the Banking Book: Basis Point Value  79 Table 10-1: Encumbered and unencumbered assets of EIB Group  84 Table 10-2: Encumbrance of collateral received by EIB Group  84 Table 10-3: Sources of encumbrance  85

13.5. Appendix V - Reconciliation with financial statements The following table presents a high-level reconciliation between the EIB consolidated balance sheet prepared under EU accounting directives and regulatory exposures subject to credit risk calculation. Summary reconciliation of accounting assets and A-IRB regulatory exposures 31.12.2016 EUR million On-balance sheet amounts Off-balance sheet amounts Fair value of derivatives Exposure at default modelling Assets synthetically securitised Credit conversion factors Regulatory EAD Cash 317 0 0 0 0 0 317 Money market deposits and reverse repos 38,317 0 0 43 0 0 38,360 Treasury bills and debt securities (including loan substitutes) 67,496 0 0 (1,358) 0 0 66,138 Loans and advances 434,585 113,320 0 33,519 (49,830) (20,841) 510,753 Specific provisions (533) 0 0 533 0 0 0 Shares and variable yield securities 4,333 7,566 0 1,369 0 0 13,268 Tangible and intangible assets 289 0 0 (16) 0 0 273 Other assets 139 0 (3) 0 0 0 136 Subscribed capital and reserves, called but not paid 78 0 0 (78) 0 0 0 Prepayments and accrued income 29,526 0 (26,889) (2,351) 0 0 286 Derivatives 0 0 30,782 49,227 0 0 80,009 Guarantees issued 0 10,147 0 0 0 (3,905) 6,242 Total 574,547 131,033 3,890 80,888 (49,830) (24,746) 715,782

Information Desk +352 4379-22000 +352 4379-62000 info@eib.org European Investment Bank 98-100, boulevard Konrad Adenauer L-2950 Luxembourg +352 4379-1 +352 437704 www.eib.org